U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 3


                                       To

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             FRONTIER STAFFING, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                       7316                     51-0482104
 ---------------------------    ------------------------     -------------------
(State or other jurisdiction      (Primary Standard           (IRS Employer
   of incorporation or         Industrial Classification     Identification No.)
 organization) Code Number)


                      3520 Pan American Freeway, Suite A-1
                              Albuquerque, NM 87170
                                 (505) 872-3133
        ----------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Fredrick A. Huttner
                      3520 Pan American Freeway, Suite A-1
                              Albuquerque, NM 87170
                                 (505) 872-3133
       -------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With a Copy to:
                              David J. Wagner, Esq.
                         David Wagner & Associates, P.C.
                    Penthouse Suite 8400 East Prentice Avenue
                        Greenwood Village, Colorado 80111
                                 (303) 793-0304

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                     Proposed       Proposed
                                     Offering       Maximum         Amount of
Title of              Amount         Price          Aggregate       Registration
each Class            to be          per Share      Offering        Fee (1)
of Securities         Registered     (3)            Amount
to be
Registered(2)
--------------------------------------------------------------------------------
Common Stock          2,000,000      $0.30         $600,000         $100
--------------------------------------------------------------------------------

(1) Represents the minimum registration fee.

(2) We intend to offer a minimum of 1,200,000 shares of our common stock (the "Shares") up to a maximum of 2,000,000 Shares. We will establish an escrow account and all proceeds will be deposited into said account until such time as the minimum subscription, or $360,000 is raised, at which time the funds will be released to us for use in operations. In the event we do not raise the minimum proceeds before the expiration date of the offering, all funds raised will be returned promptly to the subscribers without deductions or interest.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

                                   PROSPECTUS
                             FRONTIER STAFFING, INC.
               1,200,000 shares of common stock (Minimum Offering)
               2,000,000 shares of common stock (Maximum Offering)
                                 $.30 Per Share

This is the initial offering of common stock of Frontier Staffing, Inc. and no public market currently exists for these shares. Frontier Staffing, Inc. is offering for sale a minimum of 1,200,000 shares, up to a maximum of 2,000,000 shares of its common stock on a "self-underwritten", best efforts basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a price of $.30 per share for a period of one hundred and twenty (120) days from the date of this prospectus, subject to a ninety (90) day extension. There is no minimum number of shares required to be purchased.

Frontier Staffing, Inc. is a new company which has acquired a private company, and any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Before investing, you should carefully read this prospectus and, particularly, the "Risk Factors" section, beginning on page .


Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, passed upon the truthfulness or accuracy, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                             Public     Underwriting     Proceeds to
                             Offering   or Sales         Frontier Staffing, Inc.
                             Price      Commissions
--------------------------------------------------------------------------------
Common Stock (1)
Total Offering -
  Minimum Offering (2)(3)    $.30        $     0             $   360,000
  Maximum Offering           $.30        $     0             $   600,000
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our shares will ever develop.

(2) Pending sale of the $360,000 minimum, all proceeds will be held in escrow by the Escrow Agent for this offering. The Escrow Agent is Community Banks of Colorado. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period. See "Use of Proceeds" and "Plan of Distribution".

(3) The proceeds to the Company are shown before deduction for legal, accounting, printing, and other expenses, estimated at $45,000. See "Use of Proceeds" and "Dilution".





                 Subject to Completion, Dated          , 2004

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                       --------
SUMMARY OF PROSPECTUS...................................................   5
     Information about Our Company......................................   5
     The Offering.......................................................   5
RISK FACTORS............................................................   6
RISKS ASSOCIATED WITH OUR COMPANY.......................................   7
RISKS ASSOCIATED WITH THIS OFFERING.....................................   7
USE OF PROCEEDS.........................................................  13
DETERMINATION OF OFFERING PRICE.........................................  14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................  15
INVESTOR SUITABILITY REQUIREMENTS.......................................  16
     Geographical Requirements..........................................  16
     Accreditation Requirements ........................................  17
     Requirements for Investors in Arizona..............................  18
     Requirements for Investors in Texas................................  18
PLAN OF DISTRIBUTION ...................................................  19
LEGAL PROCEEDINGS ......................................................  20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ...........  20
      Background Information about Our Officers and Directors...........  20
EXECUTIVE COMPENSATION .................................................  22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........  22
     Future Sales by Existing Stockholders..............................  24
DESCRIPTION OF SECURITIES...............................................  24
     Common Stock.......................................................  24
     Preferred Stock....................................................  24
        Options.........................................................  24
     Shares Eligible for Future Sale....................................  25
        Rule 144........................................................  25
INDEMNIFICATION.........................................................  26
DESCRIPTION OF BUSINESS.................................................  26
     General Information................................................  26
     Overview of our Operations.........................................  27
     Operations, Management and Employees...............................  28
     Marketing and Promotion............................................  28
     Patents and Trademarks.............................................  28
     Competition........................................................  29
     Government and Industry Regulation.................................  29
     Employees and Employment Agreements................................  30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS.....................................  30
     Results of Operations..............................................  31
     Liquidity and Capital Resources....................................  33
     Plan of Operation..................................................  34
     Proposed Milestones to Implement Business Operations...............  35
     Recently Issued Accounting Pronouncements..........................  37
     Seasonality........................................................  37
     Critical Accounting Policies and Practices.........................  37
DESCRIPTION OF PROPERTY.................................................  38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................  38
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................  39
     Reports............................................................  40
     Stock Transfer Agent...............................................  40
SUBSCRIPTION AGREEMENT AND PROCEDURES...................................  41
EXPERTS AND LEGAL COUNSEL...............................................  41
AVAILABLE INFORMATION...................................................  42
FINANCIAL STATEMENTS.................................................... F-1

                             FRONTIER STAFFING, INC.
                      3520 Pan American Freeway, Suite A-1
                              Albuquerque, NM 87170

                              SUMMARY OF PROSPECTUS
                              ---------------------

General Information about Our Company
-------------------------------------


Frontier Staffing, Inc. was incorporated in the State of Nevada on September 3,2003. We were formed to acquire Tradestar Construction Services, Inc., a New Mexico corporation, which is a wholly-owned subsidiary operating as an employment staffing service specializing in the placement of both long-term and short-term skilled and unskilled construction labor to the New Mexico construction market. In January, 2004, we acquired Tradestar Construction Services, Inc. in a stock-for-stock exchange. We issued a total of 6,400,000 shares. While the transaction is complete because neither party has the discretion to rescind, the terms of the acquisition require that we must receive the minimum proceeds from this offering, or the acquisition is subject to being rescinded. However, all documentation was delivered as required under Section 6 of the Agreement and Plan of Reorganization. Also, all of the Closing Conditions found in Section 7 of the Agreement and Plan of Reorganization have been satisfied.

We develop, own, and operate employment service centers in specific regional areas specializing in the placement of skilled construction labor. We will provide both skilled commercial craftsmen and general unskilled labor to the construction markets located in the areas where we plan to operate. We currently have operations, located solely in Albuquerque, New Mexico and plan to expand our operations into the Phoenix, Arizona area. In our most recent financial statements, our accountants have expressed doubts about our ability to continue as a going concern. However, we currently have approximately 170 clients, and we were profitable for the fiscal quarter ended September 30, 2004, although we had a net loss for the nine months ended September 30, 2004.


Our headquarters are located at 3520 Pan American Freeway, Suite A-1 Albuquerque, NM 87170. Our phone number at our headquarters is (505) 872-3133. Our fiscal year end is December 31.

The Offering
-------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             A minimum of 1,200,000 shares and up to a
                                     maximum of 2,000,000 shares of common
                                     stock, par value $.001.

Offering Price per Share             $.30

Offering Period                      The shares are being offered for a
                                     period not to exceed 120 days, unless
                                     extended by our board of directors for an additional 90 days.

Gross Proceeds to Our Company        $360,000 (Minimum Offering)
                                     $600,000 (Maximum Offering)

Use of Proceeds                      We intend to use the proceeds to pay for
                                     offering expenses and to develop specific business centers.

Number of Shares
Outstanding Before
the Offering:                        8,950,000


Number of Shares
Outstanding
After the Offering:                  10,150,000 (minimum offering)
                                     10,950,000 (maximum offering)

Escrow Account                       Pending sale of the $360,000 minimum, all
                                     proceeds will be held in escrow by the
                                     Escrow Agent for this offering. The
                                     Escrow Agent is Community Banks of
                                     Colorado. Funds will be deposited in this escrow account no later than noon on the business day following receipt. In the event the minimum is not sold within the 120-day offering period or any extension of an additional 90 days at our discretion, this offering will terminate and all funds will be returned promptly to subscribers by the Escrow Agent without any deductions or payment of interest. Subscribers will not be entitled to a return of funds from such escrow during the 120-day offering period or any extension period. See "Use of Proceeds" and "Plan of Distribution".

                                  RISK FACTORS
                                  ------------

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our company contained in this prospectus, you should consider many important factors in determining whether to purchase the shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
-----------------------------------


A company with a limited operating history is an inherently risky investment.
--------------------------------------------------------------------------------
We have a limited operating history in our present format and have a history of
--------------------------------------------------------------------------------
losses which may continue into the future.
------------------------------------------

We were incorporated in September, 2003 and acquired our operating company, Tradestar Construction Services, Inc. in January, 2004. We have limited business operations, with one center located in Albuquerque, New. Mexico. For the fiscal quarter ended September 30, 2004, we had a profit of $29,519 on revenues of $1,119,880. However, for the fiscal year ended December 31, 2003, we had a net loss of $215,913 on revenues of $2,154,251. For the nine months ended
September 30, 2004, we had a net loss of $91,402 on revenues of $2,582,793 because of the losses we had incurred in the prior fiscal quarters. Further, while Tradestar Construction Services, Inc. has been in business for several years and has a center in Albuquerque, New Mexico, we have not opened our first center under our combined business plan. As a result, we have no operating history in our present format upon which an evaluation of our future success or failure can be made.



Because we had incurred substantial operating losses, our accountants
----------------------------------------------------------------------
have expressed doubts about our ability to continue as a going concern.
-----------------------------------------------------------------------

For the fiscal year ended December 31, 2003, our accountants have expressed doubts about our ability to continue as a going concern due to our continued net loss.Our ability to achieve and maintain profitability and positive cash flow is dependent upon

o    our ability to locate customers who will use our services;

o    our ability to find qualified tradespeople for our customers;

o    our ability to generate revenues;

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $515,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will cause us to go out of business.

Our revenues depend upon the number of clients we can generate.  We
-------------------------------------------------------------------
cannot guarantee we will ever develop a substantial number of clients. Even
---------------------------------------------------------------------------
if we develop a substantial number of clients, there is no assurance that we
----------------------------------------------------------------------------
will become  a profitable company.
----------------------------------

At the present time, we have approximately 170 clients using our services. We are currently averaging approximately 160 temporary employees on our payroll per day. Not all employees average forty hours per week. For the year to date, we have supplied temporary employees to approximately 200 clients. While we are constantly marketing for additional clients, we cannot guarantee we ever will have any additional clients. Even if we obtain additional clients for our services, there is no guarantee that we will make a profit. We believe that we need approximately 100 active temporary employees on our payroll per month who average forty hours per week in our Albuquerque operation to break even in our operations. Our anticipated future operating costs in our Albuquerque operation is $515,000 for the next twelve months. We were profitable for the fiscal quarter ended September 30, 2004 but not for the year to date through September 30, 2004. If we do not consistently make a profit, we may have to suspend or cease operations.


Because we are small and do not have much capital, we must limit our operations.
--------------------------------------------------------------------------------
A company in our industry with limited operations has a smaller opportunity to
------------------------------------------------------------------------------
be successful.
--------------

Because we are small and do not have much capital, we must limit our operations. We must limit our operations in the number of centers and in the geographical area in which we operate. Because we may have to limit our operations, we may not generate sufficient revenues to make a profit. If we do not make a profit, we may have to suspend or cease operations.


We are currently controlled by Clarence Downs, our largest shareholder and will
--------------------------------------------------------------------------
continue to be controlled by Mr. Downs after this offering; we rely on his
--------------------------------------------------------------------------
continued financial support in the near term.
---------------------------------------------

Of the shares which are issued and outstanding, Mr. Downs owns a total of 6,400,000 shares, or approximately 71.5%. After the closing of the offering, he will own approximately 63.1% (minimum) or 58.5% (maximum) and will continue to control us. Also we are dependent on the continued financial support of Mr. Downs, our largest shareholder. The loss of this support in the near term could have a detrimental effect on us. In addition, Mr. Downs' control means that he may make decisions for us with which you may disagree or that you may feel is not in our best interests.

With the exception of Mr. Downs, all of our officers and directors will be
--------------------------------------------------------------------------
devoting limited time to our operations. As a result, they may not be available
-------------------------------------------------------------------------------
when they are needed in our operations.
---------------------------------------

Only Mr. Downs will be devoting full-time efforts to our operations. Our other officers and directors are available as needed. As a result, we may not have the services we need at a time when they would be most helpful to us. Such a circumstance could have a detrimental effect on our operations.

We do not have substantial assets and are totally dependent upon the proceeds of
--------------------------------------------------------------------------------
this offering to implement our proposed business plans. We must have more assets
--------------------------------------------------------------------------------
to implement our proposed business plans.
-----------------------------------------

Our principal assets consist of our Albuquerque operations, our concept, business plan and some primary development of our business ideas to date. The only cash we have available to date is the cash paid by our present shareholders for the acquisition of their shares and we estimate that will be spent to cover a portion of the preparation and filing of this registration statement. We have a total of $130,369 in cash as of September 30, 2004. We estimate that total expenses to open each center for the year following the completion of this offering will be approximately $250,000 per center of the total minimum proceeds from this offering, which will only allow us to create one center to implement our business plan. Any additional proceeds up to the maximum proceeds would allow us to complete a total of two centers. In the event we do not raise the maximum amount of this offering, there can be no assurance that we can obtain the additional funding needed to fully implement our business plan and open additional centers or that unanticipated costs will not increase the allocation to the total expenses for the year following the completion of this offering.

We do not have any additional source of funding for our business plans and may
------------------------------------------------------------------------------
be unable to find any such funding if and when needed. We will need additional
------------------------------------------------------------------------------
funding to operate our business.
--------------------------------

Other than the shares offered by this prospectus no other source of capital has been identified or sought. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering, we
--------------------------------------------------------------------------------
will be faced with several options:
-----------------------------------

1.   Abandon our business plans, cease operations and go out of business;

2.   Continue to seek alternative and acceptable sources of capital;

3.   Bring in additional capital that may result in a change of control; or

4. Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can be no assurances that the maximum capital raised in this offering will be sufficient to fund our business plans or that we will be profitable as a result and therefore, you could lose your investment.

Our failure to raise sufficient capital or find additional funding could have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We cannot predict when or if we will produce substantial revenues. This is
--------------------------------------------------------------------------
important because the ability to produce substantial revenues is an important
-----------------------------------------------------------------------------
factor in our profitability.
----------------------------

Currently, we are conducting limited business operations from one center. In order for us to develop our business plan and to open a center in Phoenix, Arizona, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to open this center and generate substantial revenues is contingent on the success of this offering. There can be no assurance that we will generate substantial revenues from this additional center or that revenues will be sufficient to maintain our business once we do open this additional center. As a result, you may lose all of your investment. Failure to generate sufficient revenue would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

Our business operations will be highly dependent upon our ability to attract and
--------------------------------------------------------------------------------
maintain key employees and management personnel with experience in the staffing
-------------------------------------------------------------------------------
business. We must be able to attract and retain key personnel to staff our
--------------------------------------------------------------------------
operations.
-----------

Our business operations will be highly dependent upon our ability to attract and maintain key employees and management personnel with experience in the staffing business. These include administrative and sales personnel. It is particularly important for us to have a competent manager for each of our centers. The process of hiring employees with the combination of skills and attributes required to carry out our business plan is extremely competitive and time-consuming. To date, we have not hired a manager or administrative or sales personnel for any center except our Albuquerque operations. We cannot guarantee that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The loss of the services of key personnel, or the inability to attract qualified personnel, could materially adversely affect our business, financial condition and results of operations. None of our employees have employment agreements.

The staffing industry is highly competitive and our center concept may not be
-----------------------------------------------------------------------------
well received or successful. If we are not well received or successful, we may
------------------------------------------------------------------------------
never achieve sustained profitability.
--------------------------------------

The staffing industry is highly competitive with respect to price and service. There are numerous well-established competitors, including national, regional and local organizations possessing substantially greater financial, marketing, personnel and other resources than we do. There can be no assurance that we will be able to respond to various competitive factors affecting the staffing industry. The staffing industry is also generally affected by changes in client preferences, national, regional and local economic conditions and demographic trends. The performance of staffing facilities may also be affected by factors such as demographic considerations, and the type, number and location of competing operations. In addition, factors such as inflation, increased labor and employee benefit costs and a lack of availability of experienced management and hourly employees may also adversely affect the staffing industry in general and our staffing operations in particular. We cannot guarantee that we will be able to successfully compete.

RISKS ASSOCIATED WITH THIS OFFERING:
------------------------------------

Buying low-priced penny stocks is very risky and speculative.
-------------------------------------------------------------

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We are selling this offering without an underwriter and may be unable to sell
-----------------------------------------------------------------------------
any shares.
-----------

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

You will incur immediate and substantial dilution of the price you pay for your
-------------------------------------------------------------------------------
shares.
-------

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.30 you pay for them. As of September 30, 2004, our net tangible book value (assuming that a total of 8,950,000 Common Shares were issued and outstanding) was $168,058 or approximately $0.02per share. Assuming that $555,000 of maximum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.30 per share will be approximately $0.234 per share, and the gain by existing investors will be approximately $0.046 per share. Assuming that $315,000 of minimum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.30 per share will be approximately $0.252 per share, and the gain by existing investors will be approximately $0.028 per share.

Our common stock currently has no trading market and there is no guarantee a
----------------------------------------------------------------------------
trading market will ever develop for our securities.
----------------------------------------------------

There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. Also, some of the states in which we plan to sell, Florida, Texas, and Arizona, will impose suitability requirements on resales of our common stock within their states. As a result, it will be more difficult for investors in those states to resell their common stock within their states.

The over-the-counter market for stock such as ours has had extreme price and
----------------------------------------------------------------------------
volume fluctuations.
--------------------

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.


All of our common stock is restricted but has become eligible for resale under
------------------------------------------------------------------------------
Rule 144; this could cause the market price of our common stock to drop
-----------------------------------------------------------------------
significantly, even if our business is doing well.
--------------------------------------------------

Of our total outstanding shares following this offering, 8,950,000 or 88.2% (minimum) or 81.7% (maximum) are restricted from immediate resale but may be sold into the market subject to volume and manner of sale limitations under Rule 144 and subject to a lockup agreement dated January 30, 2004 and amended January 1, 2005. This could cause the market price of our common stock to drop significantly, even if our business is doing well. After this offering, we will have outstanding 10,150,000 shares (minimum) or 10,950,000 (maximum) of common stock based on the number of shares outstanding at September 30, 2004. This includes the common shares we are selling in this offering, which may be resold in the public market immediately.


As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

We do not expect to pay dividends on common stock.
--------------------------------------------------

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.


                                 USE OF PROCEEDS
                                 ---------------

We have estimated the total proceeds from this offering to be $360,000, assuming a minimum subscription, or $600,000, assuming all shares are sold, which we can't guarantee. These proceeds do not include offering costs, which we estimate to be $45,000. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

                                                    Minimum     Maximum
                                                   Offering    Offering
                                                   --------    --------
Total Proceeds                                    $ 360,000   $ 600,000
Less: Estimated Offering Expenses                    45,000      45,000
                                                  ---------    --------
Proceeds to Us:                                   $ 315,000     555,000
                                                  ---------    --------
Establish Centers(1)                              $ 250,000   $ 500,000
Working Capital(2)                                   65,000      55,000


     (1) We plan to operate out of individual centers located in different cities. With the minimum proceeds of this offering, we plan to establish one center, to be located in Phoenix, Arizona. We estimate that each center will cost approximately $250,000 to establish. These costs include the office lease, office furniture and equipment, software, signage, advertising, marketing materials, salaries and related working capital for the first six months of operation. With the maximum proceeds of this offering, we plan to establish two centers, which will be Phoenix, Arizona and a center in either Texas or Colorado. If we raise an amount between the minimum and maximum, we will either allocate it to an additional center or we will use it for additional working capital, at the discretion of our board of directors.

     (2) We plan to spend our working capital in the following areas: marketing and sales of the Company's services. The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

>>   Revenues generated from present and anticipated operations,

>>   The development of marketing and sales resources,

>>   Administrative and legal expenses, and

>> Other requirements not now known or estimable.

     Future events which are now unforeseen may require a change in the allocation of the net proceeds. Any changes in proposed expenditures will be made at the discretion of our board of directors. Until we use the net proceeds for the above purposes, we intend to invest such funds in short-term interest-bearing investment grade obligations and deposit accounts.

     We believe that our available cash and existing sources of funding, together with the minimum proceeds of this offering and interest earned thereon, will be adequate to maintain our current and planned operations for at least the next year.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price of the shares has been determined arbitrarily by us. We considered no aspect of our capital structure in determining the offering price or the number of shares to be offered. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
                  ---------------------------------------------

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September30, 2004, the net tangible book value of our shares was $168,058, or approximately $0.02 per share, based upon 8,950,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering, other than that resulting from the sale of the minimum (maximum) Shares and receipt of the net proceeds of $360,000 ($600,000), less offering expenses of $45,000, the net tangible book value of the 10,150,000 shares to be outstanding, assuming a minimum subscription, will be $483,058, or approximately $0.048 per Share. If the maximum number of Shares are sold, of which there can be no guarantee, the net tangible book value of the 10,950,000 shares to be outstanding would be $723,058, or approximately $0.066 per share. Accordingly, the net tangible book value of the Shares held by our existing stockholders will be increased by $0.028 per share, assuming a minimum subscription, or $0.46 per share, assuming a maximum subscription, without any additional investment on their part, and the purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $.30 per Share) of $0.252 per share if we only sell the minimum number of shares in this offering. If we sell the maximum amount, they will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $.30 per Share) of $0.234 per share.

After completion of the sale of the minimum number of shares in this offering, the new shareholders will own approximately 11.8% of the total number of shares then outstanding, for which they will have made a cash investment of $360,000, or $.30 per Share. Upon completion of the sale of the maximum number of Shares in this offering, the new shareholders will own approximately 18.3% of the total number of shares then outstanding, for which they will have made a cash investment of $600,000, or $.30 per Share. The existing stockholders will own approximately 88.2% and 81.7% based on the minimum and maximum proceeds received of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $710,709, or $0.08 per Share.

The following table illustrates the per share dilution to new investors, assuming both the minimum and maximum number of shares being offered, and does not give any effect to the results of any operations subsequent to September30, 2004 or the date of this registration statement:

                                                     Minimum   Maximum
                                                     Offering  Offering
                                                     --------  --------
Public Offering Price per Share                     $0.30       $0.30

Net Tangible Book Value prior to this Offering      $168,058    $168,058

Net Tangible Book Value After Offering              $483,058    $723,058

Immediate Dilution per Share to New Investors       $0.252      $0.234


The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

                                      Total
               Price        Number of       Percent of          Consideration
               Per Share    Shares Held     Ownership           Paid
               ---------    -----------     ----------          -------------

Existing
Stockholders   $0.08        8,950,000       88.2%(minimum)       $698,209
                                            81.7%(maximum)
Investors in
This Offering
(Minimum)      $0.30        1,200,000       11.8%                $360,000


Investors in
This Offering
(Maximum)      $0.30        2,000,000       18.3%                $600,000


                        INVESTOR SUITABILITY REQUIREMENTS
                        ---------------------------------

Geographical Requirements
-------------------------

This offering is limited to investors resident in the states identified below. Additionally, we are limiting this offering in certain states to only "accredited investors," who are high net worth and /or sophisticated investors, as more fully described below.

Florida*                   New York              Arizona*+
Colorado                   Texas+

* Offering limited to "accredited investors."
+ Investors in Arizona and Texas must meet certain additional standards described below.

Accreditation Requirements
--------------------------

Only investors who are residents of Florida and Arizona must be accredited investors to participate in this offering. An investor is an "accredited investor" only if such investor meets one or more of the following:

     (i) the investor is a natural person who has net worth, or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;

     (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;

     (iii) the investor is a director or executive officer of the Company;

     (iv) the investor is either (a) a bank as defined in Section 3(a)(2) of the Securities Act , or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act , whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended; (c) an insurance company as defined in Section 2(13) of the Securities Act; (d) an investment company registered under the Investment Company Securities Act of 1940 or a business development company as defined in Section 2(a)(48) of such Securities Act; (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Securities Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $7,000,000; (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $7,000,000, or if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

     (v) the investor is a private business development company under Section 202(a)(22) of the Investment Advisers Securities Act of 1940;

     (vi) the investor is any organization described in Section 501(c)(3) of the Internal Revenue Code and certain other corporations, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $7,000,000;

     (vii) the investor in any trust with total assets in excess of $7,000,000,not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in
Section 230. 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

     (viii) the investor is any entity in which all of the equity owners are accredited investors.

In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income standards must be satisfied by the custodian.

Each subscriber will be required to satisfy the applicable investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form of subscription agreement attached as Annex A to this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer than the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise.

Requirements for Investors in Arizona
-------------------------------------
In addition to satisfying the investor suitability standards described above, investors in Arizona must have either: (i) a gross income of at least $150,000 individually (or $200,000 with the investor's spouse) in the prior year and a reasonable expectation of such income in the current year; or (ii) a net worth of at least $350,000 (or $400,000 with the investor's spouse) excluding the investor's home, home furnishings and automobiles, and the investment must not exceed 10% of the investor's net worth combined with the investor's spouse, if applicable).

Requirements for Investors in Texas
----------------------------------
Investors in Texas must have either: (i) a gross income of at least $65,000 in the prior year and a reasonable expectation of such income in the current year and a net worth of at least $65,000, excluding the investor's home, home furnishings and automobiles; or (ii) a net worth of at least $150,000, excluding the investor's home, home furnishings and automobiles.

     INVESTOR SUITABILITY STANDARDS REPRESENT MINIMUM REQUIREMENTS FOR INVESTORS AND THE SATISFACTION OF THESE STANDARDS DOES NOT NECESSARILY MEAN THE SHARES ARE A SUITABLE INVESTMENT FOR ANY INVESTOR.

Each prospective investor should consult with his, her or its own attorney, accountant and/or financial advisor to discuss the implications of the information contained herein and the merits and risks of an investment in the shares. WE reserve the right to make OUR own DETERMINATION, in OUR sole discretion, as to whether any prospective investor meets the above suitability standards.

Purchasers in any subsequent trading market must comply with the applicable securities laws of the State in which they purchase our common stock.

                              PLAN OF DISTRIBUTION
                              --------------------


This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. Clarence Downs, Fredrick A. Huttner and Douglas Parker will be the officers and directors who will be selling in this offering. None of these persons is a broker, dealer, or associated person with a broker-dealer. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.



The officers and directors will not purchase Shares in this offering.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We believe that Messrs. Downs, Huttner and Parker specifically meet the provisions of Rule 3a4-1(a)(1)-(3) and (4)(ii) because neither is subject to a statutory disqualification, as that term is defined under Section 3(a)39 of the Securities Exchange Act of 1934; neither will be compensated, directly or indirectly for his participation in the offering; neither will not be, at the time of his participation, an associated person of a broker or dealer; and both will meet all of the elements of Rule 3a4-1(a)(4)(ii).

The Shares will be sold at the fixed price of $.30 per Share until the completion of this offering. There is no minimum amount of subscription required.

This offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Because this is a minimum/maximum offering, all monies collected for subscriptions will be held in a separate escrow account at Community Banks of Colorado until the minimum number of shares are sold and $360,000 has been received. At that time, the funds will be released to us for use in the implementation of our business plans. (See "Use of Proceeds".) The offering will then continue until the maximum offering is sold and the total of $600,000 is received, or the offering expires, whichever first occurs. Once the maximum amount has been raised, all funds collected up to the maximum will be deposited directly into our operating bank account for use in operations. In the event the minimum offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

                                LEGAL PROCEEDINGS
                                -----------------

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address                   Age                 Position(s)
-----------------                  ---                 -----------

Clarence Downs                      52           President, Chief Executive
3520 Pan American Freeway                        Officer and Director
Suite A-1
Albuquerque, NM 87170

Fredrick A. Huttner                 59           Secretary and Treasurer, Chief
3520 Pan American Freeway                        Financial Officer
Suite A-1
Albuquerque, NM 87170

Douglas Parker                      51           Director
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170

Richard Piske III                   55           Director
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors
-------------------------------------------------------

Clarence Downs has been the President, Chief Executive Officer and a Director of our company since January, 2004. He has worked in the temporary services industry since 1979. He opened his own temporary services company, Crown Technical Services, in 1988. This company specialized in the placement of skilled construction labor and was sold in 2000 to Contractors Labor Pool. Mr. Downs formed Tradestar Construction Services, Inc. in 2001. He will devote full time to our business, a minimum of forty hours per week.

Fredrick A. Huttner was been the President and Director of our company from inception. In January, 2004, he became Secretary-Treasurer. Since 1994, he has served as Chairman and President of Huttner and Company, a private consulting firm offering business consulting services to entrepreneurial growth companies. From 2000 to 2002, he was a principal of Innovation Growth Partners, LLC, a private consulting firm which had acquired Huttner and Company during this period. Also from 2000 until 2002, he was a director of Intercom Systems, Inc., a public company originally organized to develop measuring devices in the telecommunications industry. This company completed a reverse acquisition in 2002. He received a bachelor's degree from New York University in 1971 and has been a member of the American Institute of Certified Public Accountants since 1977. Mr. Huttner currently devotes part time on an as needed basis to our business, which generally amounts to about five hours per week.

Douglas Parker has been a Director of our company since January, 2004. From August, 2003 to the present, he has been the Chief Financial Officer and Senior Vice President of Operations of TRIBUTE DIRECT Inc., of Houston, Texas, a private company in the funeral products industry. From August, 2003 to December, 2003, he was also involved as a consultant to EPCglobal, Inc., a private United Kingdom company involved in engineering staffing. From January, 2003 to July, 2003, he was Chief Executive Officer and President of Pliant Technologies, Inc., of Houston, Texas, a private start-up software company. From 1995 to 2002, he was Chief Financial Officer and Corporate Controller of FS Strategies/Talent Tree, a nationwide private commercial staffing company with a primary focus on clerical, light industrial, health services, and information technology . He was also previously involved in the petroleum industry. He is a Certified Public Accountant - Texas. Mr. Parker has an MBA, Finance and Taxation and a BBA, Accounting from the University of Houston. He currently devotes part time on an as needed basis to our business, which generally amounts to about five hours per month.

Richard Piske III has been a Director since June, 2004. From September, 2002 to the present, he has been Senior Vice President and General Manager, Western Division, of Comsys, Inc. a nationwide private information technology staffing company. From May, 2002 to September, 2002, he was President and Chief Operating Officer of Talent Tree, Inc., a nationwide private commercial staffing company with a primary focus on clerical, light industrial, health services, and information technology. From November, 2001 to September, 2002, he was the chairman and co-founder of the Fedsecure Group, a start-up professional staffing company focused on the placement in private industry of former federal law enforcement agents. From November, 1998 to November, 2001, he was President and Chief Operating Officer of Tradesource, Inc., a nationwide private staffing agency specializing in providing skilled tradespeople to the construction industry. From 1980 to 1998, he was involved in various capacities with Olsten Corporation, a private international company providing a broad range of staffing services to clients in North America, South America and Europe. Mr. Piske has a degree in Marketing and Sales Management from Memphis State University. He currently devotes part time on an as needed basis to our business, which generally amounts to about five hours per month.

                             EXECUTIVE COMPENSATION
                             ----------------------
With exception of Mr. Huttner, none of our officers and directors are compensated for the work they perform on our behalf. Mr. Huttner is paid $3,500 per month by Tradestar Construction Services, Inc., which began in November, 2003. For the year ended December 31, 2003, Tradestar Construction Services, Inc. recorded the estimated value of the foregone salary of $50,000 for Mr. Downs. For the period ended December 31, 2003, we recorded the estimated value of the foregone salary of $9,000 for Mr. Huttner. In addition, we have recorded the estimated value of the foregone salary for the nine month period ended September 30, 2004 at $9,000 for Mr. Huttner and at $37,500 for Mr. Downs. In addition, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our management, but currently, no such plans have been approved. For our full-time office employees, we pay for vacation and holidays and provide major medical coverage. In addition, none of our officers, directors or employees is a party to any employment agreements. As a result, the annual compensation table below does not currently have any compensation disclosures.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                  Annual Compensation     Long-Term Comp.
                                                Other     Awards    Payouts
Name and                                        Annual
Position(s)             Year   Salary    Bonus  Comp.
--------------------------------------------------------------------------------

Clarence Downs         2004      -0-     -0-     -0-       -0-       -0-
President              2003   $50,000(1)
--------------------------------------------------------------------------------

(1) This represents foregone salary to Mr. Downs for the fiscal year ended December 31, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address          No. of      No. of           Percentage
Beneficial                Shares      Shares          of Ownership
Owner                     Before      After        Before       After
                          Offering    Offering    Offering     Offering
                                                             Min.    Max.
-----------------------   --------    ---------   --------  ------   -----


Clarence Downs(1)(4)      6,401,600   6,401,600    71.5%     63.1%   58.5%
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170


Fredrick A. Huttner (2)(4)  950,000     950,000    10.6%      9.4%    8.7%
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170

Douglas Parker(3)           100,000     100,000     1.1%       .9%     .9%
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170

Richard Piske III           100,000     100,000     1.1%       .9%     .9%
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170

------------------------

All Officers and          7,551,600   7,551,600    84.3%     74.3%   69.0%
Directors as a Group
(four persons)

------------------------
(1) All shares of owned of record or beneficially by Mr. Downs. Includes 1,600 shares owned of record by Christopher Downs, the minor son of Mr. Downs.


(2) Includes 950,000 shares owned of record by the Huttner 1999 Partnership, Ltd. but does not include 20,000 shares owned of record by Mesia Huttner, an adult child, for which Mr. Huttner disclaims beneficial ownership.

(3) Mr. Parker has a stock option to acquire total of 100,000 common shares at an exercise price of $0.15 per share. On the first anniversary of his Option Agreement, a total of 33,334 shares will vest and may be exercised. On the second anniversary of his Option Agreement, a total of an additional 33,333 shares will vest and may be exercised. On the third anniversary of his Option Agreement, a total of an additional 33,333 shares will vest and may be exercised.


(4) A total of 8,380,000 shares of our common stock are subject to lockup agreement dated January 30, 2004 and amended January 1, 2005. Mr. Downs, Mr. Huttner's partnership and several other individual non-affiliate shareholders signed this agreement, which requires, as amended, each signatory to be bound to sell shares proportionately with other signatories for a period which now ends on January 31, 2006.

------------------------

Future Sales by Existing Stockholders
-------------------------------------
A total of 8,950,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, as well as a lockup agreement, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.


                            DESCRIPTION OF SECURITIES
                            -------------------------

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share and 1,000,000 shares of Preferred Stock, $0.01 par value per share to have such preferences as our board of directors may determine from time to time. At September 30, 2004, a total of 8,950,000 common shares and no shares of Preferred Stock were issued and outstanding.

Common Stock
------------
The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, amendment of the articles of incorporation require the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock
---------------
Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options
-------
We have issued options to acquire a total of 200,000 common shares. The options are priced at $.15 per share but have different vesting provisions, ranging from immediately to three years from date of issue. We determined the exercise price through individual negotiation with the option holders. Because one of our option holders was an affiliate at the time of the negotiation, the granting of such an option cannot be considered to have been arms-length. However, we believe that the option for this affiliate is fair since it is at the same price as that of the non-affiliate optionee.

Shares Eligible for Future Sale
-------------------------------
When we complete the maximum offering, we will have 10,950,000 outstanding shares of common stock. The 2,000,000 shares of our common stock sold in this offering will be freely transferable unless they are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock will be restricted, which means they were originally issued in offerings that were not registered on a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144.

A total of 8,380,000 shares of our common stock are subject to lockup agreement dated January 30, 2004 and amended January 1, 2005. Mr. Downs, Mr. Huttner's partnership and several other individual non-affiliate shareholders signed this agreement, which requires, as amended, each signatory to be bound to sell shares proportionately with other signatories for a period which now ends on January 31, 2006. In addition, each of these persons may sell shares equal to the portions of the other persons at any time any of the other persons wish to sell and are eligible to do so. This provision for equal sale may be waived by our prior written consent if we think this waiver is necessary for the creation of an orderly trading market.


In addition, there are a total of 200,000 options to purchase shares of common stock will be issued and outstanding, all of which will be exercisable in full once the applicable vesting periods have passed. A total of 100,000 options are held by Mr. Parker, an affiliate.

Rule 144
--------
In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell publicly within any three-month period a number of shares that does not exceed the greater of:

         1% of the number of shares of our common stock then outstanding, which will equal approximately 109,500 shares immediately after the maximum offering; or

         the average weekly trading volume of our common stock on The Nasdaq Stock Market's National Market during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

Sales under Rule 144 are governed by manner of sale provisions and notice requirements and to the availability of current public information about us. As of September, 2004, all of the 8,950,000 restricted shares of our common stock will become eligible for sale pursuant to Rule 144, if these volume and manner of sale limitations are complied with. Until September, 2005, none of the restricted shares of our common stock will become eligible for sale pursuant to Rule 144(k). At that time, a total of up to 1,500,000 shares of our common stock could become subject to sale under Rule 144(k). We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

                                 INDEMNIFICATION
                                 ---------------

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to provide indemnification to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                           DESCRIPTION OF OUR BUSINESS
                           ---------------------------

General Information
-------------------
Frontier Staffing, Inc. was incorporated in the State of Nevada on September 3, 2003. We were formed to acquire Tradestar Construction Services, Inc., a New Mexico corporation, which is a wholly-owned subsidiary operating an employment staffing service specializing in the placement of both long-term and short-term skilled and unskilled construction labor to the New Mexico construction market. Tradestar Construction Services, Inc. was incorporated in 2001. Since we are in the early stages of our business development and are relying solely on the monies raised in this offering to implement our plans, there is no guarantee we will be successful in completing this offering or completing our proposed business plans.

In January, 2004, we acquired Tradestar Construction Services, Inc. in a stock-for-stock exchange. Mr. Clarence Downs was the sole control person of Tradestar Construction Services, Inc. at the time. Mr. Fredrick A. Huttner was our sole control person at the time. The terms of the acquisition were set under arms-length bargaining. We issued a total of 6,400,000 common shares to Mr. Clarence Downs for all the outstanding stock of Tradestar Construction Services, Inc. Under the terms of the acquisition, we must receive the minimum proceeds from this offering, or the acquisition is subject to being canceled.

Our headquarters are located at 3520 Pan American Freeway, Suite A-1 Albuquerque, NM 87170. Our phone number at our headquarters is (505) 872-3133. Our fiscal year end is December 31.

Overview of our Operations
--------------------------
We plan to develop, own, and operate employment service centers in specific regional areas specializing in the placement of skilled construction labor. We will provide both skilled commercial craftsmen and general unskilled labor to the construction markets located in the areas where we plan to operate. These employees include electricians, sheet metal installers and fabricators, pipefitters, plumbers, carpenters, drywallers, welders and unskilled general laborers.

We hire these employees to work for our customer clients. Our services include paying the salaries and benefits and keeping a record of work for these employees on behalf of our construction company clients.

At the present time, we have a center located in Albuquerque, from which we operate in the New Mexico construction market. The operations of this center are by our wholly-owned subsidiary, Tradestar Construction Services, Inc.

Our Albuquerque center has a list of over 200 clients who have used are services. Approximately 100 clients used our services in August, 2004. We were profitable in that month, as well as in July. We have several significant clients, but no single client accounts for more than fifteen percent of our working employees at any one time.

We supply skilled construction labor, which consists of electricians, plumbers, pipefitters, carpenters, drywall hangers, tapers and finishers, millwrights, welders, cement workers, sheet metal craftsmen and general laborers.

We market through telephone solicitation and direct contact with prospective clients. We have a full-time sales representative who solicits potential clients on a daily basis. In addition, all staff have been cross-trained to respond to inquiries about our services.

Our fee structure varies depending upon the skill level of the employee and the type of work performed. Our fees range from $11.17 per hour for general laborers to up to $30.00 per hour for supervisory personnel. Our contracts require us to provide for fringe benefits for our employees. The length and other terms of the contracts vary with each individual situation and client.

We believe that the current construction market in Albuquerque is very promising. The New Mexico Department of Labor has announced that this market added approximately 2,800 new construction jobs in the past year. We also believe that the current construction market in the Phoenix, Arizona area is promising, with new construction jobs.

We believe that our key to success is to recruit the skilled commercial craftsmen to be placed with our construction company clients. We must have an available base of workers in our market area to be able to adequately perform our staffing function. Therefore, we will initially select each market based upon the availability of skilled commercial craftsmen, as well as the level of construction activity.

We also believe that we must also provide a high level of service for our construction company clients. Although the skilled craftsmen and laborers are nominally employed by us, they actually work on the sites of our construction company clients. We believe that it is our responsibility to make certain that this relationship is satisfying for our construction company clients.

Operations, Management and Employees
------------------------------------
We believe that our ability to manage multiple locations will be central to our overall success. Our plan is to operate from multiple centers. With the proceeds of the minimum offering, we plan to open one center in Phoenix, Arizona, which we will operate in addition to our New Mexico center. With the maximum proceeds, we can open up an additional center, either in Texas or Colorado. We have not yet selected the sites for any additional centers.

We operate by employing skilled craftsmen and general laborers for our construction company clients. We provide the customary human relations functions such as paying the employees' salaries and benefits and keeping track of their hours worked. We also provide limited paid vacation to employees. We invoice our construction company clients, who pay us for performing these services. We do not pay these employees when they are not working for one of our clients.

While our officers and directors have had extensive staffing and multi-location staffing experience, we must recruit additional personnel, particularly managers for our centers. We will strive to maintain quality and consistency in each of our locations through the careful training and supervision of personnel and the establishment of, and adherence to, high standards relating to personnel performance, customer service, and maintenance of our facilities. We believe that we will be able to attract high quality, experienced staffing management personnel by paying competitive wages and salaries.

Marketing and Promotion
-----------------------
Our principal means of promotion will be through classified advertisements in local newspapers and word of mouth. We plan to develop our construction customers by networking through trade organizations in the local areas where we will operate.

Patents and Trademarks
----------------------
We do not currently have any patent or trademark protection. If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance.

Competition
-----------
The staffing industry, in general, is intensely competitive. Generally, we compete by recruiting skilled tradesmen through advertising in the local newspaper, referrals from employees and clients, and participation in trade shows. In addition, we accept referrals from government job programs.

We seek clients through telephone sales and direct marketing, using a sales representative who goes to meet prospective clients. We also maintain memberships in trade organizations to develop networks of prospective clients.

We currently have no direct local employment competitors in the Albuquerque area providing skilled construction craftsmen. We are the only staffing agency to do so currently. However, there have been competitors in the past. Tradesmen International was previously located in the area, transferring some of its electricians from Intel-Chandler to Intel-Albuquerque. Labor Ready and Labor Finders provide unskilled general labor to the Albuquerque construction market. We believe that our principal competitors for skilled labor are the various local union organizations. Approximately five percent of construction market employees are in unions in the New Mexico market. Labor unions place their members with employers. As a result, we believe that labor unions act, for all practical purposes, as employment agencies.

The Phoenix, Arizona area is very competitive. We expect our major competitors to be Contractors Labor Pool, Inc., Tradesmen International, Inc., Contractors and Builders, Inc., TradeSource, Inc., Labor Ready, Inc., Construction Employment Services, Inc., Command Staffing, Inc., Skilled Services Corporation, as well as various local union organizations. We believe that we can compete directly with each of these competitors.

In general, we expect our primary competition to be from a combination of established employment agencies and from local unions. We believe that our services are more attractive to our clients than direct hirings by these clients because we can provide immediate staffing, with no long lead time. Also, since our employees are temporary, there are no issues regarding long termination procedures and employers can hire when they need staff and not have to keep excess staff on the payroll in down time periods. We believe that we offer our clients flexibility and cost savings. We cannot guarantee that we will be able to successfully compete in any market, including in Albuquerque, New Mexico.

Government and Industry Regulation
----------------------------------
Regulations relating to the worksite, such as the Occupational Safety and Health Act, apply to us. We provide our own OSHA manual to all employees. We carry workers compensation coverage on our employees. We also are also responsible as an employer for complying with immigration laws. Otherwise, we are not subject to any material government or industry regulation.

Employees and Employment Agreements
-----------------------------------
At present, we have five full-time office employees, all located in our Albuquerque, New Mexico center. All of our skilled and unskilled labor are our employees, but are loaned by us to our clients for specific projects. Our skilled and unskilled labor are compensated on an hourly basis for time worked. They do not receive any compensation unless they are loaned by us. The number of these employees will vary, depending upon our construction company clients.

With exception of Mr. Huttner, none of our officers and directors are compensated for the work they perform on our behalf. Mr. Huttner is paid $3,500 per month by Tradestar Construction Services, Inc., which began in November, 2003. For the year ended December 31, 2003, Tradestar Construction Services, Inc. recorded the estimated value of the foregone salary of $50,000 for Mr. Downs. For the period ended December 31, 2003, we recorded the estimated value of the foregone salary of $9,000 for Mr. Huttner. In addition, we have recorded the estimated value of the foregone salary for the nine month period ended September 30, 2004 at $9,000 for Mr. Huttner and at $37,500 for Mr. Downs. In addition, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve additional payment of salaries for our management, but currently, no such plans have been approved. For our full-time office employees, we pay for vacation and holidays and provide major medical coverage. For our employees who are loaned to our clients, we pay the same benefits except for sick pay. We only pay sick pay to our full-time office employees. In addition, none of our officers, directors or employees is a party to any employment agreements. However, we may adopt such plans in the future.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
              ====================================================

The following table provides selected financial data about Frontier Staffing, Inc. on a consolidated basis for the year ended December 31, 2003 and for the nine months ended September 30, 2004. For detailed financial information, see the audited and unaudited Financial Statements included in this prospectus.

                 Balance Sheet Data:    12/31/03
                 ------------------     --------

                 Cash                       $133,532
                 Total assets               $456,178
                 Total liabilities          $250,699
                 Shareholders' equity       $205,479


                 Balance Sheet Data:       9/30/04
                 ------------------        -------

                 Cash                       $130,369
                 Total assets               $694,768
                 Total liabilities          $526,710
                 Shareholders' equity       $168,058

Results of Operations
---------------------

We have a limited operating history in our present format and have had losses, although we were profitable for the fiscal quarter ended September 30, 2004. However, our history of losses may continue into the future. In our December 31, 2003 financial statements, our accountants have expressed doubts about our ability to continue as a going concern. This discussion relates to our consolidated financial statements. For the twelve months ended December 31, 2003, total revenues were $2,154,251 as compared to revenues of $2,168,975 for the same period ended December 31, 2002. At the same time, direct costs of services and operating expenses decreased as a percentage of revenues. Our annual revenues remained relatively flat from the previous year but costs of services declined because decreased labor costs, partially offset by increased workers compensation costs. As a result, we had a lower net loss than in the previous year.

Direct costs of services include all direct costs incurred in providing employment services. Direct costs consist of wages for temporary employees, federal and state payroll taxes, workers compensation and per diem direct costs associated with the services. Direct costs of services are generally consistent, except for payroll taxes where the maximum contribution has been met and for workers compensation, which vary with each job site.


The difference between gross revenues and direct costs of services is gross profit. Our direct costs of services for the twelve months ended December 31, 2003 were $1,867,446 compared to direct costs of services of $1,903,703 for the same period ended December 31, 2002.


Selling, general and administrative expenses for the twelve months ended December 31, 2003 decreased to $469,725 compared to $535,426 for the same period ended December 31, 2002. The decrease in selling, general and administrative expenses was due to lower bad debt expense, partially offset by higher professional fees and payroll costs. The interest expense remained flat for the twelve months ended December 31, 2003 at $17,500 compared to interest expense of $17,500 for the same period ended December 31, 2002 as a result of Mr. Downs agreeing to his partial debt relinquishment in Tradestar Construction Services, Inc. The major components of operating expenses include professional fees, salaries and associated payroll costs, rent and telephone expenses.

As a result of the foregoing, we had a net loss of $215,913 for the twelve months ended December 31, 2003 compared to a net loss of $306,599 for the same period ended December 31, 2002.

Our revenues were $2,582,793 for the nine months ended September 30, 2004, compared to $1,511,807 for the nine months ended September30, 2003. Our revenues increased primarily as a result of new clients and improvement in the general economic conditions in the Albuquerque area. Our ability to attract new clients is related to our marketing efforts, including the use of sales staff and referrals.

Direct costs of services was $2,209,185 for the nine months ended September 30, 2004 and $1,317,416 for the year earlier period. The reason for this difference was the overall increased activity, which is comparable to the increase in revenues.

Gross profit from operations was $373,608 for the nine months ended September 30, 2004 and $194,391 for the year earlier period.

Selling, general and administrative costs increased to $434,442 for the nine months ended September 30, 2004 from $315,049 for the nine months ended September 30, 2003.

Our financial statements in 2002 included three customers that were bad debts totaling $187,590 that were fully reserved for in 2002. Bad debts for 2003 were minimal. Higher professional fees were due to increased costs for legal and accounting/audit fees. Higher payroll cost were the addition of staff in 2003.

Regarding the interest expense in 2003 and 2002, as part of the reorganization, Mr. Downs also agreed to reduce advances he has made to Tradestar and due him by $611,634, and formalized the terms of the remaining outstanding $250,000 principal to provide for interest at 7% per annum, with a balloon payment due on December 31, 2009.

As a result of the foregoing, we had a net loss of $91,402 for the nine months ended September 30, 2004 compared to a net loss of $143,096 for the same period ended September 30, 2003.

Overhead cost in current operations will remain fairly constant as sales improve except for costs associated with marketing. Hence each additional sale and correspondingly the gross profit of such sale have minimal offsetting overhead cost. Thus, additional sales drop down to profit at a higher return on sales rate due to not needing to expand overheads at the same pace. Albuquerque has been a slow market to accept change and outsiders. Finally we are seeing the New Mexico market grasp the outsourcing of skilled labor. Our revenues increased primarily as a result of new clients and improvement in the general economic conditions in the Albuquerque area. Currently, we believe that Albuquerque is one of the best construction markets in the U.S. Albuquerque has added 2800 new construction jobs in the past 12 months, according to the New Mexico Department of Labor. Since March we have continued to see an improvement in ours sales. In September our sales were $361,047 compared to an average for the first six months of $243,000.

Also we have reduced our workers compensation rates and improved our margins with new clients resulting in a positive operating income for the fiscal quarter ended September 30, 2004. Additionally our workers comp rates have been reduced by approximately 50% resulting in an improvement to our operating margins that will affect the second half of the year that took affect July 1, 2004.

In January of 2004, we granted a director an option to purchase 100,000 shares of our common stock at $.15 per share. The option vests ratably over its six-year term ending January 27, 2010. Using the IPO price of $0.30 per share the option value would be $16,993.

In January of 2004, we granted to a consultant an option to purchase 100,000 shares of our common stock at $.15 per share. The option vests immediately and expires January 8, 2007. The option if valued at the IPO price using the Black-Scholes option pricing model at $0.30 per share would result in an expense of $15,940 for the consultant.

Each of these options were priced at the then most recent sales price of our common stock.

Liquidity and Capital Resources
-------------------------------

As of December 31, 2003, we had cash or cash equivalents of $133,532, compared to cash or cash equivalents of $7,731 as of December 31, 2002.

As of September 30, 2004, our company had cash or cash equivalents of $130,369, compared to cash or cash equivalents of $194,474 as of September 30, 2003.

Net cash used in operating activities was $172,299 for the nine months ended September 30, 2004, compared to net cash provided of $107,760 for the nine months ended September 30, 2003. As a result of increased payroll liabilities and increasing accounts receivable caused by increasing sales, the net cash used by operations increased significantly.

We anticipate that overhead costs in current operations will remain fairly constant as sales improve except for costs associated with marketing. Hence each additional sale and correspondingly the gross profit of such sale have minimal offsetting overhead cost. Thus, additional sales drop down to profit at a higher return on sales rate due to not needing to expand overheads at the same pace. Albuquerque has been a slow market to accept change and outsiders. Finally we are seeing the New Mexico market grasp the outsourcing of skilled labor. Our revenues increased primarily as a result of new clients and improvement in the general economic conditions in the Albuquerque area. Currently, Albuquerque is one of the best construction markets in the U.S.. Albuquerque has added 2800 new construction jobs in the past 12 months per the New Mexico Department of Labor. Since March we have continued to see an improvement in ours sales. In September our sales were $361,047 compared to an average for the first half of 2004 of $243,000. Also we have reduced our workers compensation rates and improved our margins with new clients resulting in a positive operating income for the fiscal quarter ended September 30, 2004.

Cash flows used by investing activities were $5,127 during the nine months ended September 30, 2004, compared to $8,911 for the nine months ended September 30, 2003.

Cash flows provided by financing activities accounted for $174,263 for the nine months ended September 30, 2004, compared to net cash provided of $87,894 for the nine months ended September 30, 2003. These cash flows were all related to shareholder advances and collections of stock subscriptions.

Over the next twelve months our capital costs will be approximately $25,000 to $50,000 primarily to open the Phoenix office which includes office furniture, office equipment, software and signage. Once the Phoenix office is open, our on going operating cost per month will be approximately $125,000 to $150,000 per month which includes salaries, advertising, office expense and professional fees. The Phoenix office opening will be approximately $55,000 to $70,000 per month of this amount.

The offering will provide sufficient capital for opening the Phoenix office and the current New Mexico office. Additional resources will be needed to expand into additional locations. Specifically, we will only need additional capital if we decide to expand into other cities other than Phoenix. We estimate that each office will need approximately $250,000 to open, of which $25,000 to $50,000 will be capital costs. We further estimate that our New Mexico and Phoenix offices can be fully operational by the funds raised in this offering and the balance internally generated.

Otherwise, we do not anticipate needing to raise additional capital resources in the next twelve months.

Our expected purchases of equipment over the next twelve months is between $25,000 and $50,000.

Until the offering is complete and the current Albuquerque operations become cash flow positive, our largest shareholder and officers and directors will fund the operations to continue the business. At this time we have no other resources on which to get cash if needed without his assistance. However, our operations were profitable for the first time in July and for the third quarter 2004.

Our principle source of liquidity is our operations. Our variation in revenues is based upon the level of our business activity and continues to account for the difference between a profit and a loss. Also business activity is closely tied to the economy of each city and the U.S. economy. A slow down in construction will have a negative impact to our business. In any case, we try to operate with minimal overhead. Our primary activity will be to seek to expand the number of our centers and, consequently, our revenues. If we succeed in expanding our customer base and generating sufficient revenues, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our Company in any manner which will be successful.

Plan of Operation
------------------

Beginning in February, 2005, we intend to open our center in Phoenix, Arizona. While we have had recurring losses, we were profitable for the fiscal quarter ended September 30, 2004. We will attempt to operate for the remainder of the fiscal year at a profit or at break even.

In January, 2004, we acquired Tradestar Construction Services, Inc. in a stock-for-stock exchange. We issued a total of 6,400,000 shares for all outstanding stock of Tradestar Construction Services, Inc. While the transaction is complete because neither party has the discretion to rescind, the terms of the acquisition require that we must receive the minimum proceeds from this offering, or the acquisition is subject to being rescinded.

Currently, we are conducting operations in only one center. In order for us to expand into other centers, we must initially raise capital though this offering. The timing of the completion of the milestones needed to open the new center and generate revenue from this center is wholly dependent on the success of this offering.

In the event only minimum offering proceeds are received, we would be limited to opening only our first staffing center and could only expand operations when the maximum proceeds are raised, of which there is no assurance. Alternatively, we will plan to expand our operations to additional locations as and when funds become available, either through revenues or through bank loans or secondary financing. Our growth would be much slower and our officers would be required, and are prepared, to increase the amount of time each will devote to the business in order to generate additional revenues. There can be no assurances that such additional time will be sufficient or effective to open our first staffing center to generate the revenues to keep our business in operation.

Other than the shares offered by this prospectus no other source of capital has been identified or sought.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:

1.   Cease operations and go out of business;

2.   Continue to seek alternative and acceptable sources of capital;

3.   Bring in additional capital that may result in a change of control; or

4. Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

Currently, we do not have sufficient capital to implement our proposed business operations or to sustain them for the next twelve months. If we cannot raise at least the minimum proceeds in this offering, we may need to raise additional funds. However, we have recently become profitable. If we continue to be profitable, we could operate at our present level indefinitely with only our New Mexico facility.

If we realize the maximum proceeds from this offering, we believe that no further funding will be necessary. All our clients will pay by cash, check or credit card, so we expect to be able to generate cash soon after beginning business.

If we raise less than the maximum in this offering, we will use the funds raised as disclosed in "Use of Proceeds" as discussed in this registration statement. In the event we do not raise at least the minimum amount of this offering, we may need to raise additional capital to fulfill all the targets listed in the milestones below and in the "Use of Proceeds" section.

To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

Proposed Milestones to Implement Business Operations
----------------------------------------------------

At the present time, we are operating from one center in Albuquerque, New Mexico. Our plan is to begin opening and operating multiple centers. With the minimum proceeds of this offering, we plan to open a center in Phoenix, Arizona in February, 2005. If we obtain the maximum proceeds, we can open an additional center, either in Texas or Colorado.

In each case, we perform an analysis of a specific region before making a decision to open a center. We begin by looking at construction markets rated at least in the top ten in activity and number of dollars spent as determined by government rankings. Each region must have a specific percentage mix of ready skilled labor. We also look at the competitors in the market as we believe that they provide a gauge of the sales in the market. We look at sales channels that our competitors may not be servicing for value added complements to our services we offer clients. We look at the employment rates in skilled labor in the market to see if an ample inventory of labor is available to us to service our clients. We also look at wage, benefit and workers comp rates being paid to see if they allow a reasonable return on investment to be made. Workers comp is an area we analyze thoroughly because of it's large impact on gross profit. Finally we analyze the ability to generate at least $3.0 million in sales from each market as our minimum sales criteria. At the present time, we have completed our analysis in the Phoenix, Arizona area and believe that it has the best prospects, at this time, to locate a new center. We continue to review our criteria for an additional center and have not yet finalized our decision on a center in either Texas or Colorado. However, we believe that both areas are promising for a center. We plan eventually to have centers in both states.

For the first three months after the closing of the offering, assuming the sale of the minimum proceeds, we will operate our Albuquerque, New Mexico center and will begin planning our new center. Beginning in February, 2005, we will be recruiting and training in-house staff for our Phoenix, Arizona center. We plan to recruit skilled construction craftsmen and general labor through classified advertisements in local newspapers and by word of mouth. At the same time, we will begin contacting prospective users of our service. We will use trade organizations to begin making contacts. Every time we open a center, we will perform the same preliminary functions.

For the next three months after the closing of the offering, we will begin operating our new center or centers, as the case may be. It is our plan to be profitable after approximately twelve months of full operations in each center, although we cannot guarantee that we will. We believe that we are finally developing sufficient business in the Albuquerque market. We had profitable operations in our Albuquerque center in August. With the profitability of the Phoenix center, we believe that our company will become profitable, although we cannot guarantee that we will. The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our directors. They are only estimates, however.

We believe that it will take approximately three months to begin operations on our Phoenix center. We plan to begin our activities to open the Phoenix center within ninety days after the closing of the offering.

We estimate thirty days to negotiate a lease and to purchase furniture and equipment. We believe that we can hire sufficient staff within sixty days. We plan to have four full-time employees, consisting of a manager, payroll clerk, sales representative, and a general receptionist. Initially, we have allocated $2,500 to $3,000 per month for the lease, $25,000 to $50,000 for the equipment, and $240,000 to $250,000 annually for salaries.

1. Completion of the sale of the minimum number of shares in this offering will allow us to begin operations on our Phoenix center, purchase the necessary equipment, and supplies and advertise for, hire and train our initial employees.

Estimated cost - $250,000

2. To repeat the process for an additional center upon receipt of the maximum proceeds, or any portion thereof.

Estimated cost - $250,000 each

If the net proceeds received from this offering are not enough to accomplish the above, we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or capital contributions from existing shareholders. We do not anticipate the need to raise additional capital resources in the next twelve months unless the Phoenix office is more successful than we have anticipated, and we determine to expand further go into other cities in this period. In such a case, we expect the source of such funding to be generated internally or and through another offering.

No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed. We expect to generate revenues shortly after commencement of business, but there can be no assurance we will generate revenues sufficient to continue operations or to expand.

Initially, our advertising and marketing focus will be directed to areas where the costs are minimal, such as advertising in local newspapers. We also are planning to rely on the possibility of word-of-mouth advertising once we open and will strive to satisfy our customers. We believe that word-of-mouth advertising will be an effective form of advertising because of Mr. Down's previous reputation in the Phoenix market and in the construction market in general and the quality of service that we bring to clients. We believe that satisfied clients will bring more and repeat customers.

In the next 12 months, we do not intend to spend any substantial funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements
------------------------------------------

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality
-----------

We do not expect our revenues to be impacted by seasonal demands for our services.

Critical Accounting Policies and Practices
-------------------------------------------

Revenues consist of hourly charges billed customers for the services employees assigned to worksites. Gross billings are rendered weekly and are recognized at the time service is provided customers.

Direct costs of services include compensation paid worksite employees, related payroll taxes, benefits and workers' compensation insurance. Costs of services are recognized when incurred based on hours worked by worksite employees.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. The determination of the collectability of amounts due from our customers requires us to use estimates and make judgments regarding future events and trends, including monitoring our customer payment history and current credit worthiness to determine that collectabilty is reasonably assured, as well as consideration of the overall business climate in which our customers operate. Inherently, those uncertainties require us to make frequent judgments and estimates regarding our customers' ability to pay amounts due us in order to determine the appropriate amount of valuation allowances required for doubtful accounts. Provisions for doubtful accounts are recorded when it becomes evident that the customers will not be able to make the required payments at either contractual due dates or in the future. Over the past two years, reserves for doubtful accounts, as a percentage of total sales before bad debt expense, have ranged from 2% to 3%. At December 31, 2003 and 2002, reserves for doubtful accounts totaled $58,000, or 2.7%, and $48,000, or 2.2% of total sales before bad debt expense, respectively. We believe that our reserve for doubtful accounts is adequate to cover anticipated losses under current conditions; however, uncertainties regarding changes in the financial condition of our customers, either adverse or positive, could impact the amount and timing of any additional provisions for doubtful accounts that may be required.

IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets, which include property, plant and equipment, goodwill and other intangibles, comprise a significant amount of our total assets. We make judgments and estimates in conjunction with the carrying value of these assets, including amounts to be capitalized, depreciation and amortization methods and useful lives. Additionally, the carrying values of these assets are reviewed for impairment or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. This requires us to make long-term forecasts of its future revenues and costs related to the assets subject to review. These forecasts require assumptions about demand for our products and services, future market conditions and technological developments. Significant and unanticipated changes to these assumptions could require a provision for impairment in a future period.

                             DESCRIPTION OF PROPERTY
                             -----------------------

We do not currently own any property. We have entered into a lease agreement with an unaffiliated third party for our office at 3520 Pan American Freeway, Suite A-1 Albuquerque, NM 87170. This is a lease which began on July 1, 2001 and terminates on June 30, 2005. We pay a total of $1,833.33 per month, plus utilities on this lease.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

With exception of Mr. Huttner, none of our officers and directors are compensated for the work they perform on our behalf. Mr. Huttner is paid $3,500 per month, which began in November, 2003. In addition, we have recorded the estimated value of the foregone salary for the nine months period ended September 30, 2004 at $9,000 for Mr. Huttner and at $37,500 for Mr. Downs. In addition, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.

Mr. Downs has provided unsecured advances to Tradestar Construction Services, Inc. of $861,634 as of December 31, 2003, on a non-interest bearing basis. Interest was imputed at 7% per annum. As a part of the acquisition, Mr. Downs agreed to reduce the advances which left a total of $250,000 in principal, at 7% per annum interest, with a balloon payment on the principal and interest by us due on December 31, 2009. Mr. Downs did not receive any additional consideration in exchange for the relinquishment and has no ability to accelerate any part of the remaining loan amount.


A total of 8,380,000 shares of our common stock are subject to lockup agreement dated January 30, 2004 and amended January 1, 2005. Mr. Downs, Mr. Huttner's partnership and several other individual non-affiliate shareholders signed this agreement, which requires, as amended, each signatory to be bound to sell shares proportionately with other signatories for a period which now ends on January 31, 2006.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. As of September 30, 2004, we had approximately thirty-eight holders of our common stock and two stock option holders.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -  the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports
-------
Once our registration statement under Form SB-2 has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent
--------------------
The stock transfer agent for our securities is X-Clearing Corp, of Denver, Colorado. Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202. Their phone number is (303)573-1000.

                      SUBSCRIPTION AGREEMENT AND PROCEDURES
                      -------------------------------------

We will accept no subscriptions or indications of interest until our registration statement is effective. At that point, all subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the shares subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

In order to subscribe for shares, a prospective investor must deliver the following documents to the placement agent:

     1. a complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

     2. a complete and executed investor suitability questionnaire, in the form provided by us; and

     3. The full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to Frontier Staffing, Inc.-Community Banks of Colorado Escrow Account.

                            EXPERTS AND LEGAL COUNSEL
                            -------------------------

Our financial statements for the period ended December 31, 2003 included in this prospectus have been audited by independent certified public accountants. We include those financial statements in reliance on the report of Gordon, Hughes & Banks, LLP, of Greenwood Village, Colorado, given upon their authority as experts in accounting and auditing.


The law firm of David Wagner & Associates, P.C. of Greenwood Village, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. An affiliate of this firm owns 50,000 shares of our common stock.

                              AVAILABLE INFORMATION
                             ----------------------

We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                             FRONTIER STAFFING, Inc.
                        Consolidated Financial Statements

                           December 31, 2003 and 2002

                             FRONTIER STAFFING, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                       Page(s)
                                                                       -------
       Report of Independent Registered Public Accounting Firm          F-1

       Balance Sheet                                                    F-2

       Statements of Operations                                         F-3

       Statements of Stockholders' Equity                               F-4

       Statements of Cash Flows                                         F-5

       Notes to Financial Statements                                 F-6 - F-12

             Report of Independent Registered Public Accounting Firm


To the Board of Directors
Frontier Staffing, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheet of FRONTIER STAFFING, Inc. as of December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FRONTIER STAFFING, INC. at December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 /s/ Gordon, Hughes & Banks, LLP
                                                 -------------------------------

Greenwood Village, Colorado
May 12, 2004

                                                                        Page F-1

                             FRONTIER STAFFING, INC.
                           Consolidated Balance Sheet
                                December 31, 2003


  Assets
Current assets:
     Cash and equivalents                                            $ 133,532
     Accounts receivable, less allowance for doubtful accounts
        of $58,000                                                     234,655
                                                                     ---------
                 Total current assets                                  368,187

Property and equipment at cost, less accumulated depreciation           87,991
                                                                     ---------

                 Total assets                                        $ 456,178
                                                                     =========


                       Liabilities and Stockholders' Equity
Current liabilities:
     Accrued expenses                                                $     699

Note payable to shareholder                                            250,000
                                                                     ---------

     Total liabilities                                                 250,699

Stockholders' equity:
     Preferred stock, $.01 par value per share, 1,000,000                  --
        authorized, none issued
     Common stock, $.001 par value per share, 50,000,000                 8,950
        authorized, 8,950,000 issued and outstanding
     Additional paid-in capital                                        725,581
     Stock subscriptions receivable                                     (6,540)
     Accumulated (deficit)                                            (522,512)
                                                                     ---------
                 Total stockholders' equity                            205,479
                                                                     ---------

                 Total liabilities and stockholders' equity          $ 456,178
                                                                     =========

                 See accompanying notes to financial statements.

                                                                        Page F-2

                             FRONTIER STAFFING, INC.
                      Consolidated Statement of Operations


                                            Years Ended December 31,
                                           --------------------------
                                              2003           2002
                                           -----------    -----------

Revenue                                    $ 2,154,251    $ 2,168,975

Direct costs of services                     1,867,446      1,903,703
                                           -----------    -----------

                 Gross profit                  286,805        265,272
                                           -----------    -----------


Operating expenses:
     Selling, general and administrative       469,725        535,426
     Depreciation                               15,493         18,945
                                           -----------    -----------
                 Operating (loss)             (198,413)      (289,099)

     Interest expense                          (17,500)       (17,500)
                                           -----------    -----------

Net (loss)                                 $  (215,913)   $  (306,599)
                                           ===========    ===========

Loss per share, basic and diluted          $     (0.03)   $     (0.05)
                                           ===========    ===========
Weighted average shares outstanding          7,017,534      6,400,000
                                           ===========    ===========


                 See accompanying notes to financial statements.

                                                                        Page F-3

                             FRONTIER STAFFING, INC.
                 Consolidated Statement of Stockholders' Equity
                 For the Years Ended December 31, 2003 and 2002

                                                         Common Stock            Additional       Stock
                                                   ------------------------       Paid-in     Subscriptions  Accumulated
                                                     Shares         Amount         Capital       Receivable    (Deficit)
                                                   ----------    ----------    ----------    ----------    ----------


December 31, 2001                                   6,400,000    $    6,400    $  194,683    $     --      $     --

    Salary and imputed interest
      contributed by officer                             --            --          67,500          --            --

    Cash contributed by officer                          --            --         177,739          --            --

    Net (loss)                                           --            --            --            --        (306,599)
                                                   ----------    ----------    ----------    ----------    ----------

December 31, 2002                                   6,400,000         6,400       439,922          --        (306,599)

    Salaries and imputed interest
      contributed by officers                            --            --          79,500          --            --

    Cash contributed by officer                          --            --         168,134          --            --

    Sale of common stock
      (September and October - $.0045 per share)    2,300,000         2,300         8,050          --            --

    Private placement of common stock
      (November and December - $.15 per share)        156,400           156        23,304          --            --

    Stock issued for legal services
       (September - $.0045 per share)                  50,000            50           175          --            --

    Subscriptions to purchase stock
       (December - $.15 per share)                     43,600            44         6,496        (6,540)         --

    Net (loss)                                           --            --            --            --        (215,913)
                                                   ----------    ----------    ----------    ----------    ----------

December 31, 2003                                   8,950,000    $    8,950    $  725,581    $   (6,540)   $ (522,512)
                                                   ==========    ==========    ==========    ==========    ==========

                See accompanying notes to financial statements.

                                                                        Page F-4

                             FRONTIER STAFFING, INC.
                      Consolidated Statement of Cash Flows

                                                            Years Ended December 31,
                                                             ----------------------
                                                               2003         2002
                                                             ---------    ---------
Cash flows from operating activities:
    Net (loss)                                               ($215,913)   ($306,599)
    Adjustments to reconcile net (loss) to cash (used in)
       operations:
          Depreciation expense                                  15,493       18,945
          Stock issued for legal services                          225         --
          Services contributed by officers                      62,000       50,000
          Imputed interest on shareholder advances              17,500       17,500
          Changes in assets and liabilities:
            Accounts receivable                                101,010     (120,315)
            Accounts payable and accrued liabilities           (14,240)      14,911
                                                             ---------    ---------
                  Net cash (used in) operations                (33,925)    (325,558)
                                                             ---------    ---------

Cash flows from investing activities:
    Purchase of equipment                                       (9,027)      (3,319)
                                                             ---------    ---------

Cash flows from financing activities:
    Proceeds from issuance of common stock                      33,810         --
    Shareholder advances                                       199,449      276,500
    Repayment of shareholder advances                          (64,506)     (98,761)
                                                             ---------    ---------
               Net cash provided by financing activities       168,753      177,739
                                                             ---------    ---------

               Net increase (decrease) in cash                 125,801     (151,138)

Cash and equivalents at beginning of year                        7,731      158,869
                                                             ---------    ---------

Cash and equivalents at end of year                          $ 133,532    $   7,731
                                                             =========    =========

Supplemental cash flow information:
    Interest paid                                            $    --      $    --
                                                             =========    =========
    Non-cash investing and financing activities:
       Purchase of vehicle financed by shareholder advance   $  33,191    $    --
                                                             =========    =========

Supplemental disclosure of non-cash financing activities:
    Stock issued for subscriptions receivable                $   6,540    $    --
                                                             =========    =========

                 See accompanying notes to financial statements.

                                                                        Page F-5

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements


(1)  Business and Summary of Significant Accounting Policies

     a)   Nature of Business

          Frontier Staffing, Inc. ("Frontier" or the "Company") was incorporated in Nevada on September 3, 2003.

          Frontier provides temporary staffing services to commercial construction contractors located primarily in New Mexico. The Company's offices are in Albuquerque, New Mexico.

          On January 30, 2004, the Company and Tradestar Construction Services, Inc. ("Tradestar"), entered into an Agreement and Plan of Reorganization, effective January 1, 2004, whereby Frontier acquired all of Tradestar's issued and outstanding common stock from its sole shareholder in exchange for 6.4 million shares of Frontier's common stock. The shares issued by Frontier represented 72% of its outstanding common stock immediately after the transaction. Upon completion of the reorganization, Tradestar's sole shareholder became the Chairman and President of both Frontier and Tradestar.

          As part of the reorganization, the Tradestar shareholder also agreed to reduce advances he had made to Tradestar and due him by $611,634, and formalized the terms of the remaining outstanding $250,000 principal to provide for interest at 7% per annum, with a balloon payment due on December 31, 2009.

          As provided by the Agreement and Plan of Reorganization, if subsequent to its closing, in the event and only in the event that Frontier does not receive the minimum proceeds of a proposed initial public offering to be undertaken by it, either Frontier or the Tradestar shareholder may rescind the transaction.


          The reorganization has been recorded as a recapitalization from the beginning of the period presented, December 31, 2001, and the financial statements prior to September 2003 are solely the result of activities of Tradestar.


                                                                        Page F-6

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements
                                   (Continued)


(1)  Business and Summary of Significant Accounting Policies (continued)

     b)   Going Concern Considerations
          The accompanying audited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial operating losses. This factor raises substantial doubt about the Company's ability to continue as a going concern.

          The Company is seeking to increase revenue by expanding into new market areas and additional funding to support those activities. There can be no assurance, however, that the Company will be able to expand or secure additional funding.

     c)   Use of Estimates
          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     d)   Recognition of Revenue and Costs of Services
          Revenues consist of hourly charges billed customers for the services of employees assigned to worksites. Gross billings are rendered weekly and are recognized at the time service is provided customers.

          Direct costs of services include compensation paid worksite employees, related payroll taxes, benefits and workers' compensation insurance. Costs of services are recognized when incurred based on hours worked by worksite employees.

          Emerging Issues Task Force ("EITF") No. 99-19, "Reporting Revenues Gross as a Principal Versus Net as an Agent", establishes criteria for recognizing revenues on a gross or net basis. The Company is the primary obligor in its transactions, has responsibility for fulfillment, including the acceptability of services ordered and purchased by customers. In addition, the Company has all credit risk, retains substantially all risk and rewards of the services rendered, has sole discretion in staffing engagements and setting the billing rates of its employees. Accordingly, the Company records all transactions at the gross revenue amount billed, consistent with the provisions of EITF 99-19.

     e)   Provision for Doubtful Collection of Accounts Receivable
          Based on management's evaluation of collectibility of outstanding accounts receivable, the Company has provided an allowance for uncollectible accounts receivable. The allowance is based on estimates and actual losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary are reported in earnings in the period in which they become known.

                                                                        Page F-7

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements
                                   (Continued)

(1)  Business and Summary of Significant Accounting Policies (continued)

     f)   Cash Equivalents
          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     g)   Property and Equipment
          Property and equipment are stated at cost and include expenditures for additions and significant improvements. Repair and maintenance costs are expensed as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are currently credited or charged to operations.

          Depreciation and amortization are calculated on the straight-line method over the estimated useful lives of the assets which range from three to five years, except for leasehold improvements which are amortized over the shorter of the estimated useful life of the assets or the term of the lease.


         h)  Impairment of Long-Lived Assets

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 144. The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.


     i)   Net earnings (loss) per share

          Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share for the year is normally determined on the assumption that convertible equity instruments, such as stock options, are converted. However, as Frontier has a net (loss) for the years ended December 31, 2003 and 2002 such conversion would be anti-dilutive and hence, basic and dilutive loss per share are the same.

     i)   Income Taxes
          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the effective date of the change.

                                                                        Page F-8

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements
                                   (Continued)


(1)  Business and Summary of Significant Accounting Policies (continued)

     j)   Advertising
          The Company expenses advertising costs as they are incurred. Total advertising costs during 2003 and 2002 were $21,310 and $20,568, respectively.

     k)   Concentration of Credit Risk

          Statement of Financial Accounting Standard No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The Company deposits its cash with high quality financial institutions in amounts less than the federal insurance limit of $100,000 in order to limit credit risk. As of December 31, 2003, the Company's bank deposits did not exceed the insured limit.

     l)   Stock-Based Compensation
          The Company adheres to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock, rather than the intrinsic method of accounting for stock-based compensation which is proscribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Financial Accounting Standards Board encourages entities to adopt the fair-value based method but does not require adoption of this method. The Company will account for stock based compensation to employees and directors under APB No. 25 and will utilize the disclosure-only provisions of FAS No. 123 for any options and warrants issued to these individuals. As of December 31, 2003, the Company currently has no outstanding stock options or warrants. However, subsequent to year end, the Company granted options to employees to purchase 200,000 shares of Company common stock at $.15 per share. See Note 8.

     m)   Organization Costs
          The Company accounts for organization costs under the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" which requires that all organization costs be expensed as incurred.


                                                                        Page F-9

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements
                                   (Continued)


(1)  Business and Summary of Significant Accounting Policies (continued)

     n)   Effect of New Accounting Pronouncements

          In December 2002, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which (i) amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based compensation (ii) amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation and (iii) amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. Items (ii) and (iii) of the new requirements in SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company does not believe the adoption of SFAS No. 148 will have any effect on these financial statements.

          In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends certain portions of SFAS No. 133 and is effective for all contracts entered into or modified after June 30, 2003 on a prospective basis. SFAS No. 149 is not expected to have a material effect on our results of operations or financial position since we currently have no derivatives or hedging contracts. The Company does not believe the adoption of SFAS No. 149 will have any effect on the financial statements.

          In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on the Company's financial position. The Company does not believe the adoption of SFAS No. 150 will have any effect on the financial statements.

(2)  Property and Equipment

     A summary of property and equipment as of December 31, 2003 is as follows:

     Furniture, fixtures, and equipment                       $   43,007
     Vehicle                                                      48,191
     Leasehold improvements                                       18,450
                                                              -----------
                                                                 109,648
     Less: accumulated depreciation                              (21,657)
                                                              -----------

     Property and equipment, net                              $   87,991
                                                              ===========


                                                                       Page F-10

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements
                                   (Continued)


(3)  Lease Commitment

       The Company leases office space under non-cancelable lease agreement accounted for as an operating lease. Rental expense for operating leases during 2003 and 2002 was $24,347 and $24,689, respectively. Future minimum lease payments under the office lease as of December 31, 2003 are:

     Year ending
     -----------
        2004            $  21,762
        2005               10,998
                        ---------

                        $  32,760
                        =========

(4)  Business and Credit Concentrations

     The Company arranges temporary staffing for commercial construction contractors located primarily in New Mexico. The Company extends credit to customers on an open account basis, periodically assesses their credit worthiness but does not require collateral. There were no customers accounting for more than ten-percent of revenues during 2003 or 2002.

(5)  Related Party Transactions

     The Company's President has not been paid any salary for full-time services. The Company has estimated the annual value of the forgone salary at $50,000 for 2003 and 2002, which has been recorded as a contribution to capital.

     This same officer and shareholder has also provided the Company with unsecured advances totaling $250,000 as of December 31, 2003 on a non-interest bearing basis. Interest on the advances have been imputed at 7% per annum and recorded as a contribution to capital totaling $17,500for each of the years ended December 31, 2003 and 2002.

     Another officer has not been paid any salary for services rendered to Frontier. The Company has estimated the value of the forgone salary for the four months ended December 31, 2003 at $12,000, which has been recorded as a contribution to capital. The Company also uses nominal office space provided by this officer on a rent-free basis.

(6)  Fair Value of Financial Instruments

     SFAS No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about fair value of financial instruments are based on pertinent information available to management as of December 31, 2003. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

                                                                       Page F-11

                             FRONTIER STAFFING, Inc.
                          Notes to Financial Statements
                                   (Continued)


(6)  Fair Value of Financial Instruments (continued)

     Management has estimated the fair values of cash, accounts receivable, accounts payable, and accrued expenses to be approximately their respective carrying values reported on these statements because of their short maturities.

(7)  Income Taxes

     At December 31, 2003, the Company had a net operating loss carryforward of approximately $6,800 that may be offset against future taxable, if any, income until 2023. These carryforwards are subject to review by the Internal Revenue Service.

     The Company has fully reserved the approximate $1,000 tax benefit of the operating loss carryforward, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined.

(8)  Stockholders' Equity

     During 2003, the Company sold a total of 2,456,400 shares of common stock for cash at prices ranging from $.0045 to $.15 per share. In addition, 43,600 shares of common stock were issued but were not paid until January and February 2004. Also, the Company issued 50,000 shares to an attorney for services valued at $225 ($.0045 per share).

     In January 2004, the Company granted a director and a consultant of the Company options to purchase 200,000 shares of common stock at $.15 per share (100,000 shares each). The options expire in six years and three years, respectively.

(9)  Events Subsequent to December 31, 2003 (Unaudited)

     In January 2004, the Company granted options to purchase 200,000 shares of Company common stock at $.15 per share. See Note 8.


                                                                       Page F-12

                             FRONTIER STAFFING, Inc.
                   Condensed Consolidated Financial Statements
                           September 30, 2004 and 2003
                                   (Unaudited)

                             FRONTIER STAFFING, INC.
              INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


                                                           Page(s)
                                                           -------
       Balance Sheet                                         F-1

       Statements of Operations                              F-2

       Statement of Stockholders' Equity                     F-3

       Statements of Cash Flows                              F-4

       Notes to Financial Statements                      F-5 - F- 7

                             FRONTIER STAFFING, INC.
                      Condensed Consolidated Balance Sheet
                               September 30, 2004
  (Unaudited)


  Assets
Current assets:
     Cash and equivalents                                             $ 130,369
     Accounts receivable, less allowance for doubtful accounts
        of $58,000                                                      484,883
     Other current assets                                                  --
                                                                      ---------
                 Total current assets                                   615,252

Property and equipment at cost, less accumulated depreciation            79,516
                                                                      ---------

                 Total assets                                         $ 694,768
                                                                      =========


                     Liabilities and Stockholders' Equity

Current liabilities:
     Accrued expenses                                                 $ 108,987

Note payable to shareholder                                             417,723
                                                                      ---------

                 Total liabilities                                      526,710

Stockholders' equity:
     Common stock, $.001 par value per share, 50,000,000 authorized,
        8,950,000 issued and outstanding                                  8,950
     Additional paid-in capital                                         773,022
     Accumulated (deficit)                                             (613,914)
                                                                      ---------
                 Total stockholders' equity                             168,058
                                                                      ---------

                 Total liabilities and stockholders' equity           $ 694,768
                                                                      =========


                                                                        Page F-1

                             FRONTIER STAFFING, INC.
                 Condensed Consolidated Statement of Operations
                                   (Unaudited)


                                                   Nine Months Ended
                                                     September 30,
                                               --------------------------
                                                  2004           2003
                                               -----------    -----------
Revenue                                        $ 2,582,793    $ 1,511,807

Direct costs of services                         2,209,185      1,317,416
                                               -----------    -----------

                 Gross profit                      373,608        194,391
                                               -----------    -----------

Operating expenses:
     Selling, general and administrative           434,442        315,049
     Depreciation                                   13,602         11,620
                                               -----------    -----------
                 Operating (loss)                  (74,436)      (132,278)

Interest expense                                   (16,966)       (10,818)
                                               -----------    -----------

                 Net (loss)                    $   (91,402)   $  (143,096)
                                               ===========    ===========



Basic and diluted  (loss) per common share     $     (0.01)   $     (0.02)
                                               ===========    ===========

Weighted average common shares outstanding *     8,950,000      6,400,000
                                               ===========    ===========


* See Note 1 - Net Earnings (Loss) Per Share



                 See accompanying notes to financial statements.

                                                                        Page F-2

                             FRONTIER STAFFING, INC.
                 Condensed Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                               Nine Months
                                                           Ended September 30,
                                                          ---------------------
                                                            2004        2003
                                                          ---------   ---------

Cash flows from operating activities:
    Net (loss)                                            $ (91,402)  $(143,096)
    Adjustments to reconcile net (loss) to cash provided
       by operations:
          Depreciation expense                               13,602      11,620
          Imputed interest expense on shareholder advances     --        10,818
          Services contributed by shareholders               46,500      37,500
          Stock option expense                                  941        --
          Changes in assets and liabilities:
             Accounts receivable                           (250,228)    114,575
             Other current assets                              --          --
             Accounts payable and accrued liabilities       108,288      76,343
                                                          ---------   ---------
                   Net cash provided (used) by operations  (172,299)    107,760
                                                          ---------   ---------

Cash flows from investing activities:
    Purchase of equipment                                    (5,127)     (8,911)
                                                          ---------   ---------

Cash flows from financing activities:
    Shareholder advances                                    167,723      87,894
    Collection of stock subscriptions                         6,540        --
                                                          ---------   ---------
                Net cash provided by financing activities   174,263      87,894
                                                          ---------   ---------

                Net increase/(decrease) in cash              (3,163)    186,743

Cash and equivalents at beginning of period                 133,532       7,731
                                                          ---------   ---------

Cash and equivalents at end of period                     $ 130,369   $ 194,474
                                                          =========   =========


Supplemental cash flow information:
    Interest paid                                         $    --     $    --
                                                          =========   =========

                 See accompanying notes to financial statements.

                                                                        Page F-3

                             FRONTIER STAFFING, INC.
            Condensed Consolidated Statement of Stockholders' Equity
                      Nine Months Ended September 30, 2004
                                   (Unaudited)

                                            Common Stock            Additional        Stock
                                        ---------------------        Paid-in      Subscriptions     Accumulated
                                         Shares      Amount          Capital        Receivable       (Deficit)
                                        ---------   ---------       ---------       ---------        ---------
December 31, 2003                       8,950,000   $   8,950       $ 725,581       $  (6,540)       $(522,512)

    Salaries contributed by officers         --          --            46,500            --               --

    Stock options issued consultant          --          --               941            --               --

    Collection of stock subscriptions        --          --              --             6,540             --

    Net (loss)                               --          --              --              --            (91,402)
                                        ---------   ---------       ---------       ---------        ---------

September 30, 2004                      8,950,000   $   8,950       $ 773,022       $    --          $(613,914)
                                        =========   =========       =========       =========        =========

                 See accompanying notes to financial statements.

                                                                        Page F-4

                             FRONTIER STAFFING, INC.
              Notes to Condensed Consolidated Financial Statements
                           September 30, 2004 and 2003
                                   (Unaudited)



(1)  Nature of Business

     Frontier Staffing, Inc. ("Frontier" or the "Company") was incorporated in Nevada on September 3, 2003.

     Frontier provides temporary staffing services to commercial construction contractors located primarily in New Mexico. The Company's offices are in Albuquerque, New Mexico.

     On January 30, 2004, the Company and Tradestar Construction Services, Inc. ("Tradestar"), entered into an Agreement and Plan of Reorganization, effective January 1, 2004, whereby Frontier acquired all of Tradestar's issued and outstanding common stock from its sole shareholder in exchange for 6.4 million shares of Frontier's common stock. The shares issued by Frontier represented 72% of its outstanding common stock immediately after the transaction. Upon completion of the reorganization, Tradestar's sole shareholder became the Chairman and President of both Frontier and Tradestar.

     As part of the reorganization, the Tradestar shareholder also agreed to reduce advances he had made to Tradestar and due him by $611,634, and formalized the terms of the remaining outstanding $250,000 principal to provide for interest at 7% per annum, with a balloon payment due on December 31, 2009.

     As provided by the Agreement and Plan of Reorganization, if subsequent to its closing, in the event and only in the event that Frontier does not receive the minimum proceeds of a proposed initial public offering to be undertaken by it, either Frontier or the Tradestar shareholder may rescind the transaction.

     The reorganization was recorded as a recapitalization from the date of the earliest period presented, January 1, 2002, even though the reorganization did not actually take place until January 1, 2004.

(2)  Basis of Presentation

     The accompanying condensed consolidated financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles for interim financial information. In the opinion of management, these condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the financial position of the Company as of September 30, 2004 and the results of its operations and cash flows for the nine months ended September 30, 2004 and 2003.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Furthermore, these financial statements should be read in conjunction with the Company's audited consolidated financial statements for the years ended December 31, 2003 and 2002, included in this Form SB-2.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial operating losses. This factor raises substantial doubt about the Company's ability to continue as a going concern.

                                                                        Page F-6

                             FRONTIER STAFFING, INC.
              Notes to Condensed Consolidated Financial Statements
                           September 30, 2004 and 2003
                                   (Continued)


(3)  Summary of Significant Accounting Policies

     (a)  Use of Estimates
          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     (b)  Principles of Consolidation
          The accompanying condensed consolidated financial statements include the accounts of Tradestar Construction Services, Inc. for all of the periods presented, and the accounts of Frontier Staffing, Inc. subsequent to the January 1, 2004 reorganization. All intercompany balances and transactions have been eliminated.

     (c)  Recognition of Revenue and Costs of Services
          Revenues consist of hourly charges billed customers for the services of employees assigned to worksites. Gross billings are rendered weekly and are recognized at the time service is provided customers.

          Direct costs of services include compensation paid worksite employees, related payroll taxes, benefits and workers' compensation insurance. Costs of services are recognized when incurred based on hours worked by worksite employees.


          Emerging Issues Task Force ("EITF") No. 99-19, "Reporting Revenues Gross as a Principal Versus Net as an Agent", establishes criteria for recognizing revenues on a gross or net basis. The Company is the primary obligor in its transactions, has responsibility for fulfillment, including the acceptability of services ordered and purchased by customers. In addition, the Company has all credit risk, retains substantially all risk and rewards of the services rendered, has sole discretion in staffing engagements and setting the billing rates of its employees. Accordingly, the Company records all transactions at the gross revenue amount billed, consistent with the provisions of EITF 99-19.

     (d)  Provision for Doubtful Collection of Accounts Receivable

          Based on management's evaluation of collectibility of outstanding accounts receivable, the Company has provided an allowance for uncollectible accounts receivable. The allowance is based on estimates and actual losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary are reported in earnings in the period in which they become known.

                                                                        Page F-7

                             FRONTIER STAFFING, INC.
              Notes to Condensed Consolidated Financial Statements
                           September 30, 2004 and 2003
                                   (Continued)

     (e)  Stock-Based Compensation

          The Company accounts for its stock-based compensation using the Accounting Principles Board Opinion No. 25 ("APB No. 25"). Under APB No. 25, compensation expense for employees and directors is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation". The stock options granted had an exercise price of greater than the fair value of the stock on the grant date. Accordingly, no compensation cost has been recognized for these options. Had compensation expense for the options granted been determined based on the fair value at the grant date for the options, consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share for nine months ended September 30, 2004 and 2003 would have been increased to the pro forma amounts indicated below:

                                                       For the Nine Months
                                                        Ended September 30,
                                                       2004            2003
                                                    ----------     -----------
          Net loss - as reported                    $ (91,402)     $ (143,096)
          Net loss - pro forma                      $ (93,395)     $ (143,096)
          Earnings (loss) per common share -
              as reported                           $    (.01)     $     (.02)
          Earnings (loss) per common share -
               pro forma                            $    (.01)     $     (.02)

          The fair value of the common stock options granted during the nine months ended September 30, 2004 and 2003, for disclosure purposes, was estimated on the grant dates using the Black-Scholes Pricing Model and the following assumptions:

                                                  For the Nine Months
                                                   Ended September 30,
                                                  2004            2003
                                               ----------     -----------
          Expected dividend yield                  0.0%           --
          Expected price volatility                0.0%           --
          Risk-free interest rate                 2.39%           --
          Expected life of options              6 years           --

          Stock issued for property or services is valued at the trading price on the date of grant.

     (f)  Net Earnings (Loss) Per Share

          Basic earnings per share are computed by dividing the net income or loss by the weighted average common shares outstanding during the period. Diluted earnings per share are computed by dividing net income by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is anti-dilutive.

                                                                        Page F-8

                             FRONTIER STAFFING, INC.
              Notes to Condensed Consolidated Financial Statements
                           September 30, 2004 and 2003
                                   (Continued)


     (g)  Impairment of Long-Lived Assets

          The Company has adopted SFAS No. 144. The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.


     (h)  Income Taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the effective date of the change.

(4)  Stock Options

     In January of 2004, the Company granted a director of the Company an option to purchase 100,000 shares of Company common stock at $.15 per share. The option vests ratably over its six-year term ending January 27, 2010.

     In January of 2004, the Company granted a consultant of the Company an option to purchase 100,000 shares of Company common stock at $.15 per share. The option vests immediately and expires January 8, 2007. The option has been valued using the Black-Scholes option pricing model resulting in an expense of $941 during the nine months ended September 30, 2004.

                                                                        Page F-9

                             FRONTIER STAFFING, INC.
              Notes to Condensed Consolidated Financial Statements
                           September 30, 2004 and 2003
                                   (Continued)

(5)  Services Contributed by Related Parties

     The President of the Company has not been paid any salary for full-time services. The Company has estimated the value of the forgone salary for the nine months ended September 30, 2004 and 2003 at $37,500, which has been recorded as a contribution to capital.

     Another officer has not been paid any salary for services rendered through March 31, 2004. The Company has estimated the value of the forgone salary at $9,000, which has been recorded as a contribution to capital. Effective April 1, 2004, the officer began receiving a salary.
                                                                       Page F-10

                                     Annex A

                   Form of Common Stock Subscription Agreement

Frontier Staffing, Inc.
3520 Pan American Freeway
Suite A-1
Albuquerque, NM 87170

Gentlemen:


This subscription agreement relates to the offer made Frontier Staffing, Inc., a Nevada corporation (the "Company"), to sell between $360,000 (the "Minimum Offering") and $600,000 (the "Maximum Offering") in shares of Company common stock (the "Shares"), pursuant to the prospectus filed with the SEC under Rule 424(b)(3) on ______, 2005, and as same may be amended or supplemented from time to time (the "Prospectus'). The undersigned has received a copy of the Prospectus and wishes to purchase Shares on the terms, and subject to the conditions, set forth below and in the Prospectus.


1. Subscription.

     1.1 The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this Subscription Agreement (the "Agreement"), for the purchase of the number of Shares, at the price per Share, set forth on the signature page to the Agreement. The undersigned hereby delivers to the Company
(i) an executed copy of this Agreement, (ii) an executed copy of the Investor Suitability Questionnaire, and. (iii) personal, bank, cashier's check or wire transfer for the aggregate purchase price, as reflected on the signature page to this Agreement (the "Purchase Price") payable to "Community Banks of Colorado, Escrow Agent, for Frontier Staffing, Inc., as Escrow agent", as follows:

           [Escrow Agent]
           [Bank]
           [ABA Routing No.]
           [Account No.]
           [Reference]

     1.2 The Purchase Price and the executed Agreement will be held, for the benefit of the undersigned until accepted by the Company pursuant to Section 2 below. If the Agreement is not accepted by , 2004 in accordance with Section 2 of this Agreement (the "Termination Date"), then, the Purchase Price will be promptly returned to the undersigned.

     1.3 After a determination has been made, based upon the undersigned's representations herein and the Investor Suitability Questionnaire, that the undersigned is a suitable purchaser of the Shares and the conditions set forth in Section 2 are met, the Company will accept this Agreement and the Escrow Agent will deliver the Purchase Price to the Company. Following delivery of the Purchase Price, the Company shall promptly deliver to the undersigned a stock certificate representing the number of Shares for which the undersigned hereby subscribes.

     2. Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this Agreement, in whole or in part, for any reason whatsoever. The shares will be offered at a price of $.30 per share for a period of one hundred and twenty (120) days from the date of this prospectus, subject to a ninety (90) day extension.

     3. Representations and Warranties of Subscriber. Tie undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions) that:

                                       A-l

     3.1 The undersigned has received the Prospectus. Additionally, the Company has afforded the undersigned or the undersigned's representative with access to and an opportunity to obtain other information regarding the Company requested by the undersigned. The undersigned has not relied on any oral representations of any kind.

     3.2 The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the `Securities Act"), meaning that the undersigned has either (i) an individual net worth or joint net worth with the undersigned's spouse in excess of$l,000.000, or(ii) an individual annual income in excess of $200,000 in each of the two most recent years r a joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level (ii) the current year, or (iii) if a corporation. trust or partnership net formed for the specific purpose of the investment in the Shares, total assets in excess of $7,000.000. All statements made by the undersigned in the Investor Suitability Questionnaire are true, complete and correct.

     3.3 Immediately prior to the undersigned's execution of this Agreement, the undersigned had such knowledge and experience in financial and business matters:
(including experience with investments of a similar nature), that the undersigned was capable of evaluating the merits and risks of an investment in the Shares.

     3.4 The undersigned recognizes that the purchase of the Shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the Prospectus, and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

     3.5 The undersigned, if not an individual investor, is empowered and duly authorized to enter into tins Agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision and the like.

     3.6 The type of ownership in which the undersigned is applying to purchase Shares is as follows: (Check One)

______ INDIVIDUAL OWNERSHIP (One signature required)

______ JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)

______ TRUST (Please include name of trustee, date trust was formed and a copy of the Trust Agreement or other authorization)

______ CORPORATION (Please include Certified Corporate Resolution authorizing signature)

______ PARTNERSHIP (Please include a copy of the Statement of Partnership or Partnership Agreement authorizing signature)

_____  COMMUNITY PROPERTY (Two signatures required)

_____  TENANTS-IN-COMMON (Both parties must sign)

     4. , Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the Purchase Price to the Company and shall survive such delivery. If, in ally respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

5. Miscellaneous.

     5.1 Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

     5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of laws.

     5.3 In the event that any dispute where to arise in connection with this Agreement or with the undersigned's investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

     5.4 Entire Agreement; Amendment. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This Agreement may not be amended except by a writing signed by both the Company and the undersigned.

     5.5 Attorneys' Fees. If any action at law and in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party maybe entitled.

     5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _______ day of ________________________________, 2005.



                               Signature(s) ____________________________________

                                            ------------------------------------

                                            ------------------------------------

                                            Name(s) of Subscriber(s)





Address

-------------------------------------------

-------------------------------------------

-------------------------------------------

Social Security or Tax I.D. No.

-------------------------------------------


Purchaser Representative (if any)

-------------------------------------------

Name and Address

-------------------------------------------

-------------------------------------------

-------------------------------------------

                                   ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to Shares.

Dated:
       ---------------------------



                             Frontier Staffing, Inc.



                             By
                                 -----------------------------------------------
                                      Authorized Officer

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------

Item 24.   Indemnification of directors and officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25. Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

          Legal and consulting fees  $  25,000
          Accounting                    15,000
          Registration fees                100
          Printing of Prospectus         4,000
          Miscellaneous                    900
                                       -------
TOTAL                                $  45,000


Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In September and October, 2003, we issued common shares at $.0045 per share for cash, or past services (the price of the shares issued for past services were valued at fair market value and negotiated in an arms length transaction) to the following persons and entities:

Name                                 Number of Shares        Consideration
----                                 ----------------        -------------
Matthew Gregarek                          350,000                 cash

David Gregarek                            380,000                 cash

R.L. Cowell                               300,000                 cash

Todd & Kathy Sheehan                       20,000                 cash

Tim Kuzqua                                 20,000                 cash

Mike DeLaney                               20,000                 cash

Jarreld Bachman                            10,000                 cash

Mike Hopkins                               20,000                 cash

Mesia Huttner                              20,000                 cash

Aaron Bell                                 20,000                 cash

Christopher Bell                           20,000                 cash

Maury Bell                                 20,000                 cash

Ed Powell                                  10,000                 cash

John Babbs                                 10,000                 cash

Robert Stamper                             10,000                 cash

Donnette Miller                            10,000                 cash

Barry Hayes                                10,000                 cash

Richard A. Piske III                      100,000                 cash

Marion Limited Liability Company           50,000        past services

Huttner 1999 Partnership, Ltd             950,000                 cash
                                        ---------
                  Total                 2,350,000

In the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments.

Between November 2003 and February 2004, we issued common shares at $.15 per share for cash to the following persons and entities:

         Name                                   Shares
         Gerald Chaisson                        32,000
         David B. Russell                       16,000
         Mike Hopkins                           13,000
         John Fenstermaker                      16,000
         Timonthy Van Ackeren                   16,000
         Robert Stamper                          9,000
         Douglas Gregg                           6,600
         David Lutz                              3,300
         Paul Sidey                             10,000
         Mindy Wainwright                        2,500
         Mellennium Seismic, Inc.               17,000
         Richard Dole                           13,000
         Tad May                                 9,000
         GED Holdings, Inc.                      9,000
         Robert Stephens                        10,000
         Steven D. Loney                         8,000
         Guy Knoller                             8,000
         Christopher Downs                       1,600
                                               --------
                  Total                        200,000


The issuance, delivery and sale of our common stock was made pursuant to Rule 504 of Regulation D of the Act. The Company filed a Form D claiming the exemption for these transactions. In addition, the Company, at the time met all of the requirements of Rule 504, including, but not limited to, sales of less than $1,000,000 during a consecutive 12-month period. The Company was and is not an investment company, subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, or a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.


In January, 2004, we acquired Tradestar Construction Services, Inc. in a stock-for-stock exchange. We issued a total of 6,400,000 shares to Mr. Clarence Downs. The issuance and delivery of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act. Mr. Downs had sophistication and ability to bear economic risk based upon his representations to us.

In January 2004, we granted a director and a consultant of ours options to purchase 200,000 shares of common stock at $.15 per share (100,000 shares each). The options expire in six years and three years, respectively. The issuance and delivery of our options stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of people, all of whom received all material information concerning the investment. These individuals had sophistication and ability to bear economic risk based upon their representations to us.

In all of the transactions shown above, we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported in this section.


There have been no further issuances of securities through the date of this Registration Statement.



Item 27.   Exhibits.


The following exhibits are filed as part of this Registration Statement:
--------------------------------------------------------------------------------
          Exhibit
          Number         Description
--------------------------------------------------------------------------------

           3.1*          Articles of Incorporation
           3.2*          Bylaws
           5.1*          Opinion re: Legality
           9.0           Form of Escrow Agreement
           10.1*         Agreement and Plan of Reorganization of Tradestar
                         Construction Services Inc.
           10.2*         Lockup Agreement involving certain shareholders
           10.3*         Promissory Note between the Company and Mr. Downs
           10.4          Amended Lockup Agreement involving certain shareholders
           23.1          Consent of Independent Auditors
           23.2*         Consent of Counsel (See Exhibit 5.1)
--------------------------------------------------------------------------------
*Previously filed


Item 28.   Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico.


Date                      Frontier Staffing, Inc., Registrant

January 26, 2005          By:   /s/ Clarence Downs
                                --------------------------------------------
                                Clarence Downs, President




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


January 26, 2005          By:   /s/ Clarence Downs
                                --------------------------------------------
                                Director


January 26, 2005          By:   /s/ Frederick A. Huttner
                                --------------------------------------------
                                Frederick A. Huttner, Secretary-Treasurer, CFO
                                Director


January 26, 2005          By:   /s/  Douglas Parker
                                --------------------------------------------
                                Douglas Parker, Director


January 26, 2005          By:   /s/  Richard Piske, III
                                --------------------------------------------
                                Richard Piske, III, Director

                                       49